                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           FORM SB-2 - AMENDMENT NO. 3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 TENGASCO, INC.
                 (Name of small business issuer in its charter)

         Tennessee                             1381                         87-0267438
(State or other jurisdiction of    (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)     Classification Code Number)     Identification No.)

      603 Main Avenue, Suite 500, Knoxville, Tennessee 37902 (423) 523-1124
          (Address and Telephone number of Principal Executive Offices)

                   603 Main Avenue, Knoxville, Tennessee 37902
     (Address of Principal Place of Business or Intended Place of Business)

                    Mark A. Ruth, 603 Main Avenue, Suite 500,
                   Knoxville, Tennessee 37902 (423) 523-1124
       (Name Address and Telephone number of Agent for Service of Process)

                  Approximate Date of Proposed Sale to Public: As soon as practicable after this Registration Statement becomes effective.

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================
Title of each class      Dollar Amount to        Proposed                Proposed                 Amount of
of securities to be      be registered           maximum offering        maximum                  Registration Fee
registered                                       price per unit          aggregate offering
                                                                         price
===================================================================================================================
Shares of common            $1,855,063              $5.375(1)               $1,855,063               $574.24
stock, $0.001 par
value
===================================================================================================================


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

------------------------------
    (1) This is the average of the closing bid and ask price of the Company's Common Stock as listed on the OTC Bulletin Board on March 15, 1999

                                 TENGASCO, INC.

                345,128 Shares of Common Stock, $0.001 par value

         This Prospectus relates to the resale of 345,128 shares of common stock, $0.001 par value (the "Shares") owned by certain shareholders (hereinafter collectively referred to as the "Selling Shareholders") of Tengasco, Inc., a Tennessee corporation (the "Company"). The Company will not receive any of the proceeds on the resale of the Shares by the Selling Shareholders. The resale of the Shares of the Selling Shareholders is subject to the requirements of the Securities Act of 1933, as amended (the "Act"). Sales of the Shares or the potential of such sales at any time may have an adverse effect on the market price of the Shares offered hereby. See "Risk Factors".

         The Shares offered by this Prospectus may be sold from time to time by the Selling Shareholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Shareholders or the Company. The distribution of the Shares by the Selling Shareholders may be effected in one or more transactions that may take place in the over-the-counter market including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such Shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders.

         The Selling Shareholders and intermediaries through whom the Shares may be sold may be deemed "underwriters" within the meaning of the Act with respect to the Shares offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Act.

         All costs incurred in the registration of the Shares of the Selling Shareholders are being borne by the Company.

AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "DILUTION" AND "RISK FACTORS" WHICH BEGIN ON PAGE 7.

THESE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is April 21, 1999

                           FORWARD LOOKING STATEMENTS

                  The information contained in this Prospectus includes certain forward-looking statements, When used in this document, the words budget, budgeted, anticipate, expects, estimates, believes, goals or projects and similar expressions are intended to identify forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected by such forward-looking statements. Important factors that could cause actual results to differ materially from those projected in the forward-looking statements include, but are not limited to, the following production variances from expectations, volatility of oil and gas prices, the need to develop and replace its reserves, the substantial capital expenditures required to fund its operations and the related need to fund such capital requirements through commercial banks and/or public securities markets, environmental risks, drilling and operating risks, risks related to exploration and development drilling, the uncertainty inherent in estimating future oil and gas production or reserves, uncertainty inherent in litigation, competition, government regulation, and the ability of the Company to implement its business strategy, including risks inherent in integrating acquisition operations into the Company's operations.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") Registration Statements on Forms SB-2 and 10-SB (together with all amendments and exhibits thereto the "Registration Statement") under the Securities Act of 1933, as amended, and Form 10-KSB for the year ended December 31, 1998 with respect to the Common Stock offered hereby. This Prospectus does not include all of the information set forth in those Registration Statements pursuant to the Rules and Regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, but, such references are materially complete and, in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or Form 10-KSB. The Registration Statement, including schedules and exhibits thereto may be obtained from the principal offices of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 upon payment of the fee prescribed or may be examined there without charge.

         As of the date hereof, the Company is a reporting company, as that term is defined under the Securities Acts, and therefore, files reports and other information with the Commission. In addition, the Company will provide, without charge, to its stockholders, upon written or oral request by such stockholder, a copy of any information referred to herein that is incorporated by reference except exhibits to such information that are incorporated by reference unless the exhibits are themselves specifically incorporated by reference. All such requests should be directed to Mark A. Ruth, at Tengasco, Inc., 603 Main Avenue, Knoxville, Tennessee 37902, telephone number (423) 523-1124.

         The Company is an electronic filer. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is (http://WWW.SEC.GOV)

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL DATA APPEARING ELSEWHERE IN THIS PROSPECTUS. AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS IDENTIFIED UNDER THE HEADING "RISK FACTORS".

                                   THE COMPANY

         The Company is in the business of exploring for, producing and transporting oil and natural gas in Tennessee and Kansas. The Company leases producing and non-producing properties with a view toward exploitation and development. Emphasis is also placed on pipeline and other infrastructure facilities to provide transportation, processing and tieback services. The Company utilizes state-of-the-art 3D seismic technology to maximize the recovery of reserves. The Company's activities in the oil and gas business did not commence until May 1995 with the acquisition of oil and gas leases in Tennessee and Kentucky.

         Since 1995 the Company has acquired oil and gas leases on a total of approximately 44,000 acres, located in Hancock and Claiborne Counties, Tennessee (collectively, the "Swan Creek Leases or Field").

         Effective December 31, 1997, the Company acquired from AFG Energy, Inc. ("AFG"), a private company, approximately 30,000 acres of leases in the vicinity of Hays, Kansas (the "Kansas Properties"). Included in the acquisition which closed on March 5, 1998 are 273 wells, of which 149 are producing oil wells and 59 are producing gas wells, a related 50 mile pipeline and gathering system, 3 compressors and 11 vehicles. The total purchase price of these assets was approximately $5.5 million, which consisted of $3 million in cash and seller financing of $2.5 million. The loan is evidenced by a note which accrues interest at the 9.5 % per annum for the period from December 1998 to May 1999. After May 1999, the interest rate becomes 9% per annum. Monthly interest only payments are due from December 1998 to May 1999. Monthly installments of principal and interest of $138,349 are due from June 1999 to December 1999. There is a balloon payment of $983,773 due in January 2000.

         The Company will conduct exploration and production activities to produce crude oil and natural gas. The principal markets for these commodities are local refining companies, major natural gas transmission pipeline companies, local utilities and private industry end-users.

                  The Company presently has 13 producing natural gas wells and two producing oil wells in the Swan Creek Field in Tennessee. In July 1998 the Company completed the first phase ("Phase I") of its pipeline in the Swan Creek Field, a 23 mile pipeline made of 6 and 8 inch steel pipe running from the Swan Creek Field into the main city gate of Rogersville, Tennessee. With the assistance of the Tennessee Valley Authority ("TVA"), the Company was successful in utilizing TVA's right-of-way along its main power line grid from The Swan Creek Field to the Hawkins County Utility District located in Rogersville. The cost of constructing Phase I of the pipeline was approximately $4,000,000. In addition, approximately 100 barrels of oil per day are being produced and sold from the Swan Creek Field. Income from the Swan Creek Field is approximately $25,000 per month.

                  The Kansas Properties are currently producing approximately 1,005 Mcf (MCF are units of one thousand cubic feet of gas) of natural gas and 378 barrels of oil per day. Income from the Kansas Properties at the present time is approximately $82,000 per month and after operating expenses, net income is approximately $34,000 per month.

                  A complete discussion of the Company's business is set forth later in this Prospectus under the heading "Description of Business."

                                  THE OFFERING

Shares of Common Stock Offered .............     345,128(1)

Shares of Common Stock outstanding

as of March 15, 1999 .......................   7,992,016

Use of Proceeds ............................   None of the proceeds
                                               will be received by
                                               the Company



                             SUMMARY FINANCIAL DATA

                  The following table sets forth certain consolidated financial data of the Company for the years ended December 31, 1998 and December 31, 1997.

                  Data relating to the ended December 31, 1998 and 1997 is derived from Consolidated Financial Statements appearing elsewhere in this Prospectus. The financial statements for 1998 and 1997 data have been audited by BDO Seidman, LLP. The selected consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements, the notes thereto and the reports thereon included elsewhere in this Prospectus.






-----------------------
     (1) This includes 300,000 shares issuable to another Selling Shareholder upon the exercise of an option granted to him by Industrial Resources Corporation ("IRC") on May 7, 1997 to acquire 300,000 shares of the Company's common stock. The exercise price is $10.00 per share.

                                                 Year ended        Year ended
                                                  12/31/98          12/31/97

Income Statement Data

Revenue                                          $2,078,101           $0

Costs and other deductions                       $5,161,739        $4,370,570

Net loss                                        ($3,083,638)      ($4,370,570)

Basic and Diluted loss per Share                     ($0.42)           ($0.71)


Balance Sheet Data:

Working Capital                                 ($1,929,215)      ($1,774,571)

Total Assets                                    $13,525,777        $14,644,811

Long-Term Liabilities                           $ 2,214,723        $   141,215
(less current maturities)

Stockholders' Equity                             $7,245,090         $6,001,481





                                  RISK FACTORS

                  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR TOTAL INVESTMENT. PROSPECTIVE INVESTORS OF THE SHARES OFFERED HEREIN SHOULD GIVE CAREFUL CONSIDERATION, IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, TO THE FOLLOWING RISK FACTORS.

                  1. Limited History. Although the Company was organized in 1916, it must be regarded as being in a formative stage due to its lack of significant business operations during recent years and the fact that it did not acquire any oil or gas leases until 1995. Prior to its acquisition of these leases, the Company had never been involved in the oil and gas business. Its future success depends upon its ability to profitably operate its existing wells and to expand its operations through the continuation of its drilling program in the Swan Creek Field and the completion of Phase II of its pipeline. The Company does not presently have the funds to complete its drilling program or its pipeline. There can be no assurances that it will be able to obtain such funding. Moreover, there can be no assurances that the Company can, if it so desires, acquire additional oil and gas producing properties and/or the acquisition of additional oil and gas leases. The Company also faces the risk that the geology reports on which it relies are inaccurate, that the oil and/or gas reserves are less than anticipated, that it will not have sufficient funds to drill on the property, that it will not be able to market the oil and/or gas due to a lack of a market and that fluctuations in the prices of oil and/or gas will make development of those leases uneconomical. The Company is also subject to all of the risks inherent in attempting to expand a relatively new business venture. These risks include, but are not limited to, possible inability to profitably operate its existing properties or properties to be acquired in the future, the existence of undisclosed actual or contingent liabilities, the inability to fund the requirements of such properties and the inability to acquire additional properties that will have a positive effect on the Company's operations. There can be no assurance that the Company will achieve a level of profitability that will provide a return on invested capital or that will result in an increase in the market value of the Company's securities. See, "Market Price of and Dividends on the Company's Common Equity and Other Stockholder Matters."

                  2. Going Concern. Through the year ended December 31, 1998, the Company has a history of losses and a working capital deficit of $1,929,215. In addition, the Company requires approximately $5,000,000 to complete Phase II of its pipeline. Accordingly, the Company's auditors have indicated substantial doubts about the Company's ability to continue as a going concern in view of the recurring losses from operations and the Company's working capital deficiency. Their audit opinion included an explanatory paragraph describing this uncertainty. See the financial statements set forth hereinafter. Although there is no assurance that the Company will be able to raise the necessary funds to complete Phase II of the pipeline, management is engaged in discussions with several funding sources and anticipates that it will be able to raise the necessary financing in the near future. Management further believes that once such funding is in place it will be able to complete Phase II of the pipeline and it will be well-positioned to shortly have positive cash flow and be financially stable.

                  3. Limited Market for Common Stock. Although the Company's common stock is listed on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), the market for such shares only commenced in May, 1995, following the acquisition of the oil and gas leases described above, and there can be no assurance that it will continue or be maintained. As a result of the limited market, purchasers of shares offered hereby may have difficulty in effecting sales of their stock and/or obtaining a satisfactory price for those shares. Any market price for shares of common stock of the Company is likely to be very volatile, and factors such as success or lack thereof in drilling, the ability or inability to acquire additional oil and gas producing properties, competition, governmental regulation and fluctuations in operating results may all have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company's common stock. See,"Market Price of and Dividends on the Company's Common Equity and Other Stockholder Matters."

                  4. General Economic Risks/Potential Volatility of Stock Price. The Company's current and future business plans are dependent, in large part, on the state of the general economy. Adverse changes in general and local economic conditions may cause high volatility in the market price of the Company's securities and may adversely affect an investment in these securities. Oil and gas prices are extremely volatile and are subject to substantial seasonal, political, world wide supply of oil and gas and other fluctuations and risks, all of which are beyond the Company's control.

                  5. Future Acquisitions. The Company intends to develop and expand its business, principally by developing its existing oil and gas leases, particularly in the Swan Creek Field. See "Management's Discussion and Analysis or Plan of Operation" below. The Company's most recent acquisition was its acquisition of the Kansas Properties which was effective as of December 31, 1997. Although the Company has no present plans for any further acquisitions at this time, it may acquire additional oil and gas-producing properties and/or leases. The Company has not selected any such additional properties and if it does determine to acquire any additional property it may not be able to locate desirable property and/or it may not be able to provide the funds necessary to acquire additional property.

                  6. Future Capital Requirements; Uncertainty of Future Funding. The Company presently has limited operating capital. It will require substantial additional funding in order to realize its goals of completing its drilling program for the Swan Creek Leases, completing Phase II of its pipeline, conducting oil and gas exploration operations and possibly acquiring additional oil and gas properties. The Company is currently negotiating with investment banking firms and other entities to raise these funds through equity or debt financing, which may be very difficult for such a highly speculative enterprise. There can be no assurance that such additional funding will be made available to the Company, or if made available, that the terms thereof will be satisfactory to the Company. Furthermore, any equity funding will cause a substantial decrease in the proportional ownership interests of existing stockholders. If such funding is not made available to the Company, the Company will be hampered in its ability to conduct its planned business operations. See "Management's Discussion and Analysis or Plan of Operation".

                  7. Replacement of Reserves. The Company's future success will depend upon its ability to find, acquire and develop additional oil and gas reserves that are economically recoverable. The proven reserves of the Company will decline as they are produced, except to the extent that the Company conducts revitalization activities, or acquires properties containing proven reserves, or both. To increase reserves and production, the Company must continue its development and drilling programs, identify and produce previously overlooked or by-passed zones and shut-in wells, acquire additional properties or undertake other replacement activities. The Company's current strategy is to increase its reserve base, production and cash flow through the development of its existing oil and gas fields and selective acquisitions of other promising properties where the Company can utilize new and existing technology. The Company can give no assurance that its planned revitalization, development and acquisition activities will result in significant additional reserves or that the Company will have success in discovering and producing reserves at economical exploration and development costs. The Company may not be able to locate geologically satisfactory property, particularly since it will be competing for such property with other oil and gas companies, most of which have much greater financial resources than the Company. Moreover, even if desirable properties are available to the Company, it may not have sufficient funds with which to acquire additional leases. Furthermore, while the Company's revenues may increase if prevailing oil and gas prices increase significantly, the Company's exploration costs for additional reserves may also increase.

                  8. Uncertainty of Reserve Estimates. Oil and gas reserve estimates and the present value estimates associated therewith are based upon numerous engineering, geological and operational assumptions that generally are derived from limited data. Common assumptions include such matters as the extent and average thickness of a particular reservoir, the average porosity and permeability of the reservoir, the anticipated future production from existing and future wells, future development and production costs and the ultimate hydrocarbon recovery percentage. As a result, oil and gas reserve estimates and present value estimates are frequently revised in subsequent periods to reflect production data obtained after the date of the original estimates. If reserve estimates are inaccurate, production rates may decline more rapidly than anticipated, and future production and revenues may be less than estimated. Moreover, significant downward revisions of reserve estimates may adversely affect the Company's ability to borrow funds in the future or have an adverse impact on other financing arrangements.

                  In addition, any estimates of future net revenues and the present value thereof are based upon period ending prices and on cost assumptions made by the Company which only represent its best estimate. If these estimates of quantities, prices and costs prove inaccurate and the Company is unsuccessful in expanding its oil and gas reserves base, and/or declines in and instability of oil and gas prices occur, write-downs in the capitalized costs associated with the Company's oil and gas assets may be required. The Company will also rely to a substantial degree on reserve estimates in connection with the acquisition of producing properties. If the Company overestimates the potential oil and gas reserves of a property to be acquired, or if its subsequent operations on the property are not successful, the acquisition of the property could result in substantial losses to the Company. See, "Description of Property".

                  9. Operating Hazards. Oil and gas operations involve a high degree of risk. Natural hazards, such as excessive underground pressures, may cause costly and dangerous blowouts or make further operations on wells financially or physically impractical. Similarly, the testing and recompletion of oil and gas wells involves a high degree of risk arising from operational failures, such as blowouts, fires, pollution, collapsed casing, loss of equipment and numerous other mechanical and technical problems. Any of the foregoing hazards may result in substantial losses or liabilities to third parties, including claims for bodily injuries, reservoir damage, loss of reserves, environmental damage and other damage to persons or property. The Company does not have insurance against such hazards.

                  10. Future Sales of Common Stock. Industrial Resources Corp. ("IRC") currently beneficially owns approximately 2,853,823 shares of the common stock of the Company or approximately 34.1% of its outstanding voting securities. This amount is based upon 7,992,016 shares being outstanding or beneficially owned. The shares owned by IRC include 67,519 shares owned directly, and an option to purchase 50,000 shares held, by Malcolm E. Ratliff, 30,000 shares owned directly by Tracmark, Inc. and 128,700 shares owned directly by Ratliff Farms, Inc. James Ratliff is the sole owner of the outstanding securities of IRC and, accordingly, he may be deemed to be an affiliate of the Company. James Ratliff is also the father of Malcolm E. Ratliff, the Company's Chief Executive Officer and a Director of the Company. Malcolm E. Ratliff is the

President of IRC and his wife, Linda Ratliff, is the Secretary of IRC. Tracmark, Inc., is a corporation, the sole shareholder of which is James Ratliff, as Trustee for the Ratliff Family. James Ratliff is the President, Malcolm E. Ratliff is the Vice-President and Linda Ratliff is the Secretary-Treasurer of Tracmark, Inc. which may also be deemed an affiliate of the Company. James Ratliff is the sole shareholder and President of Ratliff Farms, Inc. Malcolm E. Ratliff is the Vice-President/Secretary of Ratliff Farms which may also be deemed an affiliate of the Company. At April 15, 1999, all of the shares of the common stock owned by IRC have been beneficially owned for two years, and subject to compliance with the applicable provisions of Rule 144 of the Securities and Exchange Commission, IRC may then commence to sell these "restricted securities" in an amount equal to up to 1% of the then outstanding securities of the Company, or the average weekly trading volume in the securities of the Company on any recognized automated system during the four weeks preceding any Notice of Sale pursuant to Rule 144, in any three month period, provided the Company is current in filing required reports with the Securities and Exchange Commission. The Company is presently current in its filings. In such event, such sales could have a substantial adverse effect on any public market that may then exist in the Company's common stock. Purchasers of shares offered hereby may experience, as a result, substantial difficulty in selling their shares at satisfactory prices. Sales of any of these shares by IRC could severely affect the ability of the Company to secure the necessary debt or equity funding for the Company's proposed business operations. For additional information concerning the present market for shares of common stock of the Company, See the caption "Market Price of and Dividends on the Company's Common Stock and Other Stockholder Matters." For information regarding common stock ownership of IRC and the Ratliff family, see, "Security Ownership of Certain Beneficial Owners and Management."

                  The availability of Rule 144 for resales of "restricted securities" by affiliates is primarily conditioned upon the Company being a "reporting company" under the 1934 Act, and being "current" in all reports required to be filed. The Company is presently a reporting company and is current with all required reports. Shares held by non-affiliates are able to be sold after a holding period of one year.

                  11. Control by Current Security Holders. The Shares offered hereby represent a minority of the Company's outstanding voting equity. By virtue of IRC's present ownership of approximately 34.1% of the Company's outstanding voting securities, the management of IRC has the ability to effect significantly the election of the Company's directors, who in turn elect all executive officers. The management of IRC may be deemed to have substantial control over the management and affairs of the Company. Malcolm E. Ratliff, the Company's Chief Executive Officer and a Director, is the son of the owner of a majority of the outstanding shares of IRC. He is also the President of IRC. See "Security Ownership of Certain Beneficial Owners and Management." Upon conclusion of this offering IRC's control will not be diminished.

                  12. Warrants. Warrants which were issued in connection with loans made to the Company could under certain circumstances enable the holders of such warrants to acquire a controlling interest in the Company. The Company has commenced a lawsuit seeking to invalidate those warrants. (See "Legal Proceedings")

                  13. Competition. The Company's business is highly competitive. In seeking any other suitable oil and gas properties for acquisition, or drilling rig operators and related personnel and equipment, the Company will be competing with a number of other companies, including large oil and gas companies and other independent operators with substantially greater financial resources. See "Competition."

                  14. Dependence on Technical Personnel. Certain members of present management have substantial expertise in the areas of endeavor presently conducted and to be engaged in by the Company. To the extent that their services become unavailable, the Company will be required to retain other qualified personnel. There can be no assurance that it will be able to recruit and hire qualified persons upon acceptable terms. See "Directors, Executive Officers, Promoters and Control Persons."

                  Similarly, the oil and gas exploration industry requires the use of personnel with substantial technical expertise. In the event that the services of its current technical personnel become unavailable, the Company will need to hire qualified personnel to take their place; no assurance can be given that it will be able to recruit and hire such persons on mutually acceptable terms.

                  15. Governmental Regulations. The Company is subject to numerous state and federal regulations, environmental and otherwise, that may have a substantial negative effect on its ability to operate at a profit. For a discussion of the risks involved as a result of such regulations, See "Effect of Existing or Probable Governmental Regulations on Business" and "Costs and Effects of Compliance with Environmental Laws."

                  16. Market for the Shares. The Company's Common Stock is presently traded on the OTC Bulletin Board. There can be no assurance that there will be a market for the Shares or that the price of such stock will be maintained hereafter. Due to numerous factors the price of the Company's Common Stock may fluctuate significantly. If the price of the Company's Common Stock trades for less than $5.00 per share on the OTC Bulletin Board or the National Quotation Bureau's "pink sheets", the stock will become subject to the Commission's penny stock disclosure requirements. This may have a substantial adverse effect on the liquidity of the

Company's common stock and, in addition, these regulations could limit the ability of brokers/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities, including the Shares offered hereby, to sell such securities in the secondary market.

                  17. Dividends Unlikely. The holders of Common Stock of the Company are entitled to receive dividends when, as and if declared by the Company's Board of Directors. The Board does not intend to declare any dividends in the foreseeable future and earnings, if any, will be used to finance the requirements of the Company.

                                 USE OF PROCEEDS

                  The Company will not receive any of the proceeds from the sale of Shares by the Selling Shareholders. All of the proceeds from such sales will be retained by the Selling Shareholders.

                        DETERMINATION OF PRICE OF SHARES

                  The price received by the Selling Shareholders will be determined by prevailing market prices at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

                                    DILUTION

                  The Company is not selling any of the Shares offered. As a result, no dilution will result from the sale of the Shares in this Offering.

                              SELLING SHAREHOLDERS

                  The following table sets forth certain information with respect to persons for whom the Company is registering the Shares for resale to the public. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. Beneficial ownership of the Shares by such Selling Shareholders after this Offering will depend on the number of Shares sold by each Selling Shareholder. This table assumes that all of the Shares offered hereby will be sold.

                                    Shares Beneficially Owned                      Shares Beneficially Owned
                                        Prior To Offering(2)                           After the Offering
Name and Address of                 -------------------------     Number of        -------------------------
 Beneficial Owner                   Number           Percent      Shares Offered    Number           Percent
-------------------                 ------           -------      --------------    ------           -------

Neal Harding(3)                    337,500             4.2%           337,500         0                 0
5544 Fairfax St.
Orlando, Fl. 32812

Donald Janda                         2,113               *              2,113         0                 0
105 14th Ave.
Charles City, IA. 50616

Robert Nicholson                     5,515               *              5,515         0                 0
5734 Paddington Way
Boca Raton, FL 33486

                              PLAN OF DISTRIBUTION

                  Upon the effectiveness of the Registration Statement, the Selling Shareholders may use this Prospectus, as updated from time to time, to offer the Shares for sale by the Selling Shareholders directly, or through broker-dealers or agents as may be designated from time to time by the Selling
Shareholders, or through a combination of such methods. Sales may be effected on the OTC Bulletin Board or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.
Broker-dealers and agents will receive compensation in the form of concessions or commissions from the Selling Shareholders and/or purchasers of the Shares for whom they may act as agent. Such compensation will be negotiated and paid for by either the Selling Shareholders and/or purchasers. The Company has not arranged for the sale of any of the Shares and is not responsible for any concessions or commissions to be paid in connection with such sales. Each Selling Shareholder and any brokers or agents that participate in the distribution of the Shares may be deemed underwriters under the Securities Acts.

                  The Shares may be sold on the OTC Bulletin Board or in


------------------------

     (2) Applicable percentage of ownership is based upon 7,992,016 shares of Common Stock of the Company outstanding as of March 15, 1999.

     (3) Includes 300,000 shares of common stock issuable upon exercise of an option granted to this Selling Shareholder by IRC on May 7, 1997. The exercise price of the option is $10.00 per share.


                                       15


privately negotiated transactions. Sales of the Shares on the OTC Bulletin Board may be made by one or more of the following means: (a) block trades in which a broker-dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transactions; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; and (d) any other means permitted by applicable regulations and laws. In addition, any Shares which qualify for sale pursuant to Rule 144 under the Act may be sold under Rule
144 rather than pursuant to this Prospectus.

                  Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares under any circumstances which require the filing of a supplemental prospectus, a supplemental prospectus will be filed under Rule 424(c) under the Act setting forth the names of the participating broker-dealers, the number of Shares involved, the price at which such Shares were sold by the Selling
Shareholder, and the commission paid or discounts or concessions allowed by the Selling Shareholder to such broker-dealers.

                                LEGAL PROCEEDINGS

                  Except as described hereafter, the Company is not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company. To the knowledge of management, no director, executive officer or affiliate of the Company or owner of record or beneficially of more than 5% of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

                  1. The Company was named as a defendant in an action commenced on March 18, 1997 in the Supreme Court of the State of New York, New York County entitled Ulrich Hocker, Plaintiff v. Tengasco, Inc., Defendant, Index no.
601385/97. In that action the plaintiff sought to recover the sum of $250,000 loaned to the Company which loan was evidenced by a promissory note. The loan made by the plaintiff was part of a bridge loan to the Company made by three lenders in the aggregate amount of $1,000,000.

                  The Company, for no additional consideration other than the loan, issued warrants to the plaintiff to purchase 50,000 shares of the common stock of the Company.

                  The warrants contain an elaborate formula pursuant to which the exercise price of the warrants would be reduced and the


                                       16


number of shares increased if the price of the Company's stock decreased. This formula guaranteed that the warrants would continue to retain their value no matter what happened to the price of the Company's stock.

                  The action was recently settled. The settlement provides that the Company shall pay the plaintiff the sum of $286,416.87 which represents 90% of the amount of the monies loaned to the Company by the plaintiff together with interest thereon at 10% from the date of the loan. As part of the settlement, the warrants held by plaintiff will be deemed null and void and unenforceable.

                  2. The Company filed an action in Chancery Court for Knox
County, Tennessee on March 21, 1997 entitled, Tengasco, Inc., Plaintiff v.
Theodore Scallan, Thieme Fonds, Ulrich Hocker and Wallington, Investments, Ltd.,
Case No. 133620-2 against Ulrich Hocker and two other lenders, Thieme Fonds and
Wallington Investments, Ltd., as well as Theodore Scallan, the Company's former
President, to invalidate the warrants which were issued in connection with and as consideration for the bridge loan of $1,000,000 made by the lenders to the Company. (See, description of the Hocker action above). It is the position of management that these warrants were never validly issued and are null and void because they were not properly authorized by the Company's Board of Directors.
It is also the position of the Company that the issuance of these warrants to the lenders and the fees paid to Heiko Thieme, who represented all of the lenders, constituted usurious interest. The Company has also claimed that it was fraudulently induced into the loan transaction as a result of several misrepresentations made by Heiko Thieme. Two of the lender-defendants, Ulrich
Hocker ("Hocker") and Thieme Fonds moved to dismiss the complaint on the ground that the court lacked jurisdiction over them. The other lender-defendant, Wallington Investments, Ltd., appeared specially in the action and moved to dismiss on the ground that it had not been properly served with process. On
March 20, 1999, the Court issued its opinion and order finding that it had jurisdiction over the defendants and that process had been properly served upon Wallington Investments, Ltd. The Company now intends to vigorously pursue its claims. As part of its settlement of the action brought against the Company by Hocker in New York, the Company has discontinued this action against Hocker. It is the opinion of management that there is a strong likelihood that the Company will be successful in this action against the remaining defendants.

                  3. The Company was recently named as a defendant in an action commenced in the Supreme Court of the State of New York, New York County entitled Wallington Investments, Ltd., Plaintiff v. Tengasco, Inc., Defendant,
Index no. 605876/98 In that action the plaintiff seeks to recover the sum of $500,000 loaned to the Company which was part of the $1,000,000 bridge loan transaction with Ulrich Hocker ("Hocker") and Thieme Fonds arranged by Heiko
Thieme (See, discussion of the transaction in nos. 1 and 2 above.)


                                       17


The loan by Wallington Investments, Ltd., like the loan by Hocker, is evidenced by a promissory note and the action brought by Wallington Investments, Ltd. is based upon that note. The complaint fails to make any mention of the warrants which were issued by the Company as part of the consideration for the bridge loan and which the Company contends renders the amount of interest extracted in connection with the loan transaction usurious. The Company has filed an answer to the complaint asserting that the loan transaction and the note sued upon are void and unenforceable because the warrants issued in connection with the loan were never validly issued and were not properly authorized by the Company's
Board of Directors. As stated, it is also the position of the Company that the issuance of these warrants to the lenders and the fees paid to Heiko Thieme, who represented all of the lenders, constituted usurious interest. The Company has further claimed that it was fraudulently induced into the loan transaction as a result of several misrepresentations made by Heiko Thieme. The Company has moved to have this action stayed pending the outcome of the prior pending action in Tennessee (See, no. 2 above) since the issues in both cases are the same and the determination of the prior case will most likely be dispositive of the issues in this case. In any event, the Company intends to vigorously pursue its defenses to this action, as well as claims it has against the plaintiff and the other similarly situated lenders. The Company believes that it will be successful in defending this action.

                  4. The Company, its Chief Executive Officer, Malcolm E.
Ratliff, and one of its attorneys, Morton S. Robson, have been named as defendants in an action commenced in the Supreme Court of the State of New York, New York County entitled Maureen Coleman, John O. Kohler, Charles Massoud,
Jonathan Sarlin, Von Graffenried A.G. and VPM Verwatungs A.G., Plaintiffs v.
Tengasco, Inc., Morton S. Robson and Malcolm E. Ratliff, Defendants, Index no.
603009/98 In that action, the plaintiffs, shareholders of the Company each of which purchased restricted shares of the Company's Common Stock, allege that although they were entitled to sell their shares pursuant to SEC Rule 144 in the open market, they were precluded from doing so by the defendants' purported wrongful refusal to remove the restrictive legend from their shares. The plaintiffs own in the aggregate 35,000 shares of the Company's common stock. The plaintiffs are seeking damages in an amount equal to the difference between the amount they would have been able to sell their shares if the plaintiffs had acted to remove the restrictive legends when requested and the amount they will receive on the sale of their shares. The plaintiffs are also seeking punitive damages in an amount they claim to be in excess of $500,000 together with interest, costs and disbursements of bringing the action, including reasonable attorneys fees.

                  The Company believes that there are several substantial factual and legal issues as to the date on which the shareholders were entitled to sell their stock pursuant to Rule 144. Management


                                       18


further believes that the Company did not wrongfully withhold its approval of the removal of the restrictive legends at the times such removal was requested by the shareholders. However, in the event the Company is found to have improperly withheld its permission to remove the restrictive legends from the shares owned by the shareholders, the Company may be held liable for damages to the shareholders in an amount equal to the difference between the actual sale price of such shares and the sales price they would have realized on the date such restrictive legends should have been permitted to be removed. As this time it is not possible to ascertain with any certainty what such damages would be.

                  5. The Company was named as a defendant in an action commenced in May 1998 in the United States District Court for the Eastern District of
Tennessee entitled Operations Management International, Inc. ("OMI") v.
Tengasco, Inc. The complaint seeks a declaratory judgment declaring a teaming agreement the Company entered into in March 1997 with OMI to operate, as a subcontractor, the steam generating facilities at the East Tennessee Technology
Park ("ETTP") in Oak Ridge, Tennessee invalid and unenforceable, or in the alternative to declare that the Company is in breach of the teaming agreement thereby rendering it unenforceable. No claim for recovery of money is made against the Company. The Company has filed an answer and counterclaim against OMI seeking $10 million in damages for breach of contract. The action is scheduled for trial in July 1999. As of this date, discovery still has not been completed. Although it is not possible at this time to predict the outcome of this action, it is not anticipated that the Company will suffer a money judgment against it.






          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS and CONTROL PERSONS

Identification of Directors and Executive Officers

                  The following table sets forth the names of all current directors and executive officers of the Company. These persons will serve until the next annual meeting of stockholders (to be held at such time as the Board of Directors shall determine) or until their successors are elected or appointed and qualified, or their prior resignations or terminations.


                                       19

                                                       Date  of
                                       Positions       Election or
Name                                     Held          Designation
----                                     ----          -----------

Joseph E. Armstrong                     Director           3/13/97
2624 Selma Avenue
Knoxville, TN 37914

John L. Kidde                           Director           6/19/98
154 Oldchester Road
Essex Fells, N.J. 07021

James B. Kreamer                        Director           3/13/97
3621 Cabin Creek Road
London, KY 40741

William A. Moffett                      Director           5/95
29 Chisolm Trail
Santa Fe, NM 87501

Shigemi Morita                          Director           3/13/97
80 Park Avenue
New York, N.Y. 10016

Allen H. Sweeney                        Chairman of        3/13/97
1400 Oak Tree Drive                     the Board of
Edmund, OK 73003                        Directors

Malcolm E. Ratliff                      Director; Chief    4/21/98
12608 Avallon Place                     Executive Officer
Knoxville, TN 37922

Robert M. Carter                        President          3/13/98
317 Heathermoor Drive
Knoxville, TN 37922

Mark A. Ruth                            Chief Financial    12/14/98
104-D Cynthia Lane                      Officer
Knoxville, TN 37922

Sheila Sloan                            Treasurer          3/13/97
121 Oostanali Way
Loudon, TN 37774

Elizabeth Wendelken                     Secretary          3/13/97
8023 Stanley Road
Powell, TN 37849


                                       20


Business Experience

                  Joseph Earl Armstrong is 41 years old and a resident of Knoxville, Tennessee. He is a graduate of the University of Tennessee and Morristown College where he received a Bachelor of Science Degree in Business
Administration. From 1988 to the present, he has been an elected State
Representative for Legislative District 15 in Tennessee. From 1994 to the present he has been in charge of government relations for the Atlanta Life
Insurance Co. From 1981 to 1994 he was a District Manager for the Atlanta Life
Insurance Co.

                  John L. Kidde is 60 years old. He received a B.A. Degree from
Princeton University in 1956. From 1969 to 1988 he served as a Director and Vice-President of Kidde International, Inc. which was engaged in several businesses in the area of safety, security and business protection. Subsequently and to date he has acted as President of KDM Development Corporation, an investment management company. Mr. Kidde is also a Co-Founder and Chairman of Australasia, Inc., a Pacific Rim investment fund. He is also a Director and Investment Committee member of Asset Management Advisors, Inc. of Palm Beach,
Florida and an active General Partner in a number of venture capital partnerships including, Claflin Capital I-V, North American Venture Capital II and the Opportunity Fund. Mr. Kidde is a Trustee of the Stevens Institute of Technology and the Open Space Institute in New York.

                  James B. Kreamer is 59 years old. He earned a Degree in Business from the University of Kansas in 1963. He has been the owner of several business enterprises. In 1982, he purchased a seat on the Kansas City Board of Trade where he served on several committees working on the development of futures trading. Since 1979, he has been engaged in the oil and gas business as an investor. He currently serves as a member of the Board of Directors of Panaco, Inc., a NASDAQ energy company.

                  William A. Moffett is 64 years old. He received a BS Degree in
Geological Engineering from Oklahoma University in 1956. From 1977 to 1982, he was Operations Manager for Esso Exploration and Production in the United
Kingdom. From 1982 to 1984, he was General Production Manager for Intercol (an affiliate of Exxon in Colombia). From 1984 to 1991 he was CEO for Stan Vac
Indonesia, a joint Exxon/Mobil affiliate.

                  Shigemi Morita is 63 years old. He received an A.B. Degree from Elon College in North Carolina. From 1969 to 1996 he was the President and
CEO of Morita & Co., an insurance agency specializing in insurance for Japanese companies doing business in the United States. In 1996, Morita & Co., Inc. was acquired by Tokio Marine Management, Inc., Mitsubishi International Corporation in New York and Mitsubishi International, Ltd. in Tokyo. He remains as a consultant.


                                       21


                  Malcolm E. Ratliff is 52 years old. He attended the University of Mississippi from 1965 to 1967. He has been involved in the oil and gas business since 1974, initially as a roustabout and then developing oil and gas leases. In 1992 he was involved with personal investments. In 1993 and 1994 he experienced serious health problems which prevented him from working. In April
1995, he became associated with the Company and, after its merger with Onasco, he served as a consultant to the Company's Board of Directors. From March 13, 1997 until March 13, 1998 when he resigned for health reasons, he was the Chief
Executive Officer of the Company, and until his resignation on March 13, 1998, he was also acting as interim President of the Company as the result of the death, on September 19, 1997, of Daniel Follmer, the Company's President. On
April 21, 1998 at the request of the Company's Board of Directors, Mr. Ratliff agreed to return to the management of the Company as its Chief Executive
Officer. On June 19, 1998 at the Company's Annual Meeting of Stockholders he was elected to the Company's Board of Directors.

                  Allen H. Sweeney is 52 years old. He received an MBA in finance from Oklahoma City University in 1972 and a Bachelor Degree in Accounting from Oklahoma State University in 1969. From 1978 to 1980, he served as Treasurer and CEO of Phoenix Resources Company. From 1980 to 1981, he served as Vice-President-Finance for Plains Resources, Inc. From 1982 to 1984, he was
Vice-President-Finance for Wildcat Mud, Inc. From 1984 to 1992 he operated an independent consulting service under the name of AHS and Associates, Inc. Since
1992, he has served as Director and President of Columbia Production Company and Mid-America Waste Management, Inc.

                  Robert M. Carter is 63 years old. He received a B.A. degree in Business form the Middle Tennessee State College. For 35 years was an owner of Carter Lumber & Building Supply Company and Carter Warehouse in Loudon County,
Tennessee. He has been with the Company since 1995 and during that time has been involved in all phases of the Company's business including pipeline construction, leasing financing and the negotiation of acquisitions. Mr. Carter was elected Vice-President of the Company in March, 1996, as Executive
Vice-President in April 1997 and on March 13, 1998 he was elected as President of the Company.

                  Mark A. Ruth is 40 years old. He is a certified public accountant with 17 years accounting experience. He received a B.S. degree in accounting with honors from the University of Tennessee at Knoxville. He has served as a project controls engineer for Bechtel Jacobs Company, LLC; business manager and finance officer for Lockheed Martin Energy Systems; settlement department head and senior accountant for the Federal deposit Insurance
Corporation; senior financial analyst/internal auditor for Phillips Consumer
Electronics Corporation; and, as an auditor for Arthur Andersen and Company.


                                       22


Section 16(a) Beneficial Ownership Reporting Compliance

                  In fiscal 1998, Malcolm E. Ratliff, the Company's Chief
Executive Officer and a Director, Shigemi Morita and John L. Kidde, two of the
Company's other Directors, and IRC, which owns more than ten percent (10%) of the Company's common stock inadvertently failed to timely file certain Form 3, 4 and 5 reports. Mr. Ratliff failed to timely file two Form 4 reports involving five transactions. Mr. Morita failed to timely file a Form 5 report and two Form
4 reports involving two transactions. Mr. Kidde failed to timely file his Form 3 and 5 reports and one Form 4 report involving one transaction. IRC failed to timely file three Form 4 reports involving four transactions. These deficiencies have all been cured.

Committees

                  The Company has operating audit and compensation committees.
Messers. Sweeney, Armstrong and Morita comprise the audit committee and Messers.
Sweeney, Ratliff and Morita are the members of the compensation committee.

Family Relationships

                  There are no family relationships between any of the present directors or executive officers of the Company.

Involvement in Certain Legal Proceeding

                  To the knowledge of management, during the past five years, no present or former director, executive officer, affiliate or person nominated to become a director or an executive officer of the Company:

          (1) Filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

                  (2) Was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment or decree,


                                       23


not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his or her involvement in any type of business, securities or banking activities;

              (4) Was found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures
Trading Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange
Commission has not been subsequently reversed, suspended, or vacated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS and MANAGEMENT

Security Ownership of Certain Beneficial Owners

                  The following tables set forth the share holdings of the Company's directors and executive officers and those persons who own more than 5% of the Company's common stock as of March 15, 1999 with these computations being based upon 7,992,016 shares of common stock being outstanding and assumes the exercise of 375,000 shares vested under options granted by the Company as of March 15, 1999.

                            Five Percent Stockholders

                                                                   Percent
                                             Number of Shares        of
Name and Address            Title            Beneficially Owned     Class
----------------            -----            ------------------     -----
Industrial Resources       Stockholder           2,853,823          34.1%
Corporation(4)


--------------------------
    (4)   James Ratliff is the sole owner of the outstanding securities of
Industrial Resources Corporation ("IRC"), and, accordingly, he may be deemed to be an affiliate of the Company. James Ratliff is also the father of Malcolm
E. Ratliff, the Company's Chief Executive Officer and a Director. Malcolm E.
Ratliff is the President of IRC and his wife, Linda Ratliff, is the Secretary of IRC. Tracmark, Inc., is a corporation, the sole shareholder of which is
James Ratliff, as Trustee for the Ratliff Family. James Ratliff is the
President, Malcolm E. Ratliff is the Vice-President and Linda Ratliff is the
Secretary-Treasurer of Tracmark, Inc. which may also be deemed an affiliate of the Company. James Ratliff is the sole shareholder and President of Ratliff
Farms, Inc. Malcolm E. Ratliff is the Vice-President/Secretary of Ratliff
Farms. The shares listed here for IRC include 67,519 shares owned directly and an option to purchase 50,000 shares held by Malcolm E. Ratliff, 30,000 shares owned directly by Tracmark, Inc. and 128,700 shares owned directly by


                                       24


603 Main Ave.
Knoxville, TN 37902

Spoonbill, Inc.            Stockholder           418,024            5.2%
Tung Wai Commercial Bldg.
20th Floor
109-111 Gloucester Rd.
Wanchai, Hong Kong

                        Directors and Executive Officers

Name and Address              Title       Shares Beneficially    Percent of
----------------              -----       -------------------    ----------
                                                 Owned                Class
                                                 -----                -----

Joseph Earl Armstrong       Director            50,000(5)       Less than 1%
2624 Selma Avenue
Knoxville, TN 37914

Robert M. Carter            President           98,000(6)              1.21%
317 Heathermoor Drive
Knoxville, TN 37922

John L. Kidde               Director            59,0007         Less than 1%
154 Oldchester Road
Essex Falls, NJ 07021

James B. Kreamer            Director            50,000(8)       Less than 1%
3621 Cabin Creek Rd.

London, KY 40741

William A. Moffett          Director            100,000                1.25%
1073 Encantado Drive
Santa Fe, NM 87501


--------------------------
Ratliff Farms, Inc.

    (5)   Consists of shares underlying an option.

    (6) Consists of 23,000 shares held directly and options to purchase 75,000 shares.

    (7) Consists of 9,000 shares held directly and options to purchase 50,000 shares.

    (8)   Consists of options to purchase shares.


                                       25


Shigemi Morita              Director              171,141(9)           2.13%
80 Park Avenue
New York, N.Y. 10016

Malcolm E. Ratliff          Director;           2,853,823(10)          34.1%
12608 Avallon Place         Chief
Knoxville, TN 37922         Executive Officer


Mark A. Ruth                Chief                    -0-               -0-
104-D Cynthia Lane          Financial
Knoxville, TN 37922         Officer

Sheila F. Sloan            Treasurer               12,000(11)    Less than 1%
121 Oostanali Way
Loudon, TN 37774

Allen H. Sweeney           Chairman of            150,500(12)          1.87%
1400 Oak Tree Drive        the Board
Edmund, OK 73003




------------------------

    (9) Consists of 61,741 shares held directly (including 7,000 shares owned by Morita Poperties, Inc. of which Shigemi Morita is the sole shareholder), 79,400 shares held as an IRA beneficiary and options to purchase 30,000 shares.

    (10)  Malcolm E. Ratlif, the Company's Chief Executive Officer and a
Director, is President of Industrial Resources Corporation ("IRC"). James
Ratliff, who is the father of Malcolm E. Ratliff, is the sole shareholder of IRC and Linda Ratliff, the wife of Malcolm E. Ratliff, is the Secretary of IRC.
Malcolm E. Ratliff is also Vice-President of Tracmark, Inc., a corporation whose sole stockholder is James Ratliff as Trustee for the Ratliff Family. James
Ratliff is the sole shareholder and president of Ratliff Farms, Inc. Malcolm E.
Ratliff is the Vice-President/Secretary of Ratliff Farms, Inc. The shares listed here include 67,519 shares owned directly and an option to purchase 50,000 shares held by Malcolm E. Ratliff, 2,577,604 shares owned directly by IRC, 30,000 shares owned directly by Tracmark, Inc. and 128,700 shares owned directly by Ratliff Farms, Inc.

    (11) Consists of 2,000 shares held directly and options to purchase 10,000 shares.

    (12) Consists of 100,500 shares held indirectly through a company which he controls and options to purchase 50,000 shares.



                                       26


Elizabeth Wendelken        Secretary              11,000(13)      Less than 1%
8023 Stanley Road
Powell, TN 37849

All Officers and                               3,555,464(14)           42.49%
Directors
as a Group


Changes in Control

                  Except as indicated below, to the knowledge of the Company's management, there are no present arrangements or pledges of the Company's securities which may result in a change in control of the Company.

                            DESCRIPTION OF SECURITIES

Authorized Capital Stock

                  The authorized capital stock of the Company is seventy five million (75,000,000) shares consisting of fifty million (50,000,000) shares, designated as Common Stock, at par value of $.001 per share, and twenty five million (25,000,000) shares, designated as Preferred Stock, at a par value of $.0001 per share.

         Preferred Stock. The Preferred Stock may be issued, from time to time, by authorization of the Company's Board of Directors in one or more series, with such designations, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. The Company's Board of Directors recently authorized the issuance of a series of a class of convertible preferred stock designated as Series A 8% Cumulative Convertible Preferred Stock. The
Series A Preferred Shares have the following rights and preferences.

                  Liquidation Preference The Series A Shares shall have a liquidation preference of $100 per Series A Share, plus any accrued and unpaid dividends thereon.


-----------------------

    (13) Consists of 1,000 shares held directly and options to purchase 10,000 shares.

    (14) Consists of shares held directly and indirectly by management, shares held by Industrial Resources Corporation, shares held by Tracmark, Inc.
Ratliff Farms, Inc. and 375,000 shares underlying options.


                                       27


                  Dividends The holders of the Series A Shares shall be entitled to receive a preferential cumulative dividend of 8% of the liquidation preference per annum, payable quarterly.

                  Conversion The holders of the Series A Shares have the right at any time to convert the principal amount of the purchase price of the Series
A Shares into shares of the Company's common stock at a conversion rate of $5.75 per share of Common Stock, subject to adjustment to protect against dilution.

                  Voting Rights The holders of Series A Shares shall have no voting rights prior to conversion of the Series A Shares. However, in the event that the Company shall fail to pay dividends to the holders of the Series A
Shares in any two of six consecutive quarters, the Company shall take such action as is necessary, within 45 days of such occurrence, to appoint to the Board of Directors those nominees of the holders of the Series A Shares which shall constitute a majority of the members of the Company's Board of Directors and thereafter, the holders of the Series A Shares shall be entitled to nominate and elect a majority of the Company's Board of Directors in all election until such time as all accrued and unpaid dividends are paid to the holders of the Series A Shares.

                  Redemption The Company may, at any time, in its sole discretion, upon 30 days written notice, redeem all of the Series A Shares at a price of $100 per Series A Share, subject to adjustment, plus any accrued dividends, provided that at the time of such redemption notice, (i) the Company's shares of Common Stock shall be listed for trading on a national securities exchange, The NASDAQ National Market System or The NASDAQ SmallCap
Market on the redemption date; (ii) the closing sale price of the Company's
Common Stock as reported on such national securities exchange, The NASDAQ
National Market System or The NASDAQ SmallCap Market shall have exceeded $11.50 for 60 consecutive trading days preceding the date of the redemption notice; and
(iii) the shares of Common Stock issued or issuable upon conversion of the Series A Shares are subject to an effective registration statement permitting their resale under the Securities Act. The holders of the Series A Shares shall be entitled to exercise their conversion option during the thirty days notice period.

                  Registration Rights The holders of the Series A Shares are entitled to certain piggyback registration rights pursuant to which the Company shall include the shares of Common Stock issuable upon conversion of the Series
A Shares in any registration statement the purpose of which is to register the resale of its securities under the Securities Act of 1933, as amended, subject to certain restrictions which may be imposed by the underwriters in the event of an underwritten offering.

                  The Company recently issued 5,750 shares of the Series A


                                       28


Preferred Stock in connection with an $800,000 loan transaction between the Company and five individuals in July 1998 and to repay the balance of a loan made to the Company by an individual in 1997. Both of those transaction are more fully described below under the heading "Certain Relationships and Related
Transactions - Transactions with Management and Others". The Company may issue more Preferred Stock from time to time in order to raise funds for the Company's operations and/or the acquisition of new properties.

         Common Stock. The holders of the common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders.
Shares of common stock do not carry cumulative voting rights, and therefore, a majority of the shares of outstanding common stock will be able to elect the entire Board of Directors and, if they do so, minority stockholders would not be able to elect any persons to the Board of Directors. The Company's Bylaws provide that a majority of the issued and outstanding shares of the Company shall constitute a quorum for stockholders meetings except with respect to certain matters for which a greater percentage quorum is required by statute or the by-laws.

                  Stockholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights.
In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and except as indicated under the heading "Market Price of and Dividends On the Company's
Common Equity and Other Stockholder Matters" - "Dividends" below, the Company does not anticipate that it will pay dividends in the foreseeable future.

                  The Board of Directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. The issuance of such shares would reduce the percentage ownership held by existing shareholders and may dilute the book value of their shares.

                  There are no provisions in the Bylaws or Articles of Incorporation of the Company which would delay, defer or prevent a change in control of the Company.

          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES and AGENTS

                  Section 48-18-502 of the Tennessee Business Corporation


                                       29


Act (the "TBCA") allows a corporation to indemnify any director in any civil or criminal proceeding (other than a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or any other proceeding in which he or she was adjudged liable on the basis that he or she improperly received a personal benefit) by reason of service as a director if the person to be indemnified conducted himself or herself in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

                  Unless limited by its charter, Section 48-18-503 of the TBCA requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because of his or her role as director against reasonable expenses incurred in connection with the proceeding. The Company's charter does not provide any limitations on this right of indemnification.

                  Pursuant to Section 48-18-504 of the TBCA, the Company may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a statement of the director's good faith belief that he or she has met the standard of conduct described in Section 48-18-502.

                  Section 48-18-505 of the TBCA permits a court, upon application of a director, to order indemnification if it determines that the director is entitled to mandatory indemnification under Section 48-18-503 or that he or she is fairly and reasonably entitled to indemnification, whether or not he or she met the standards set forth in Section 48-18-502.

                  Section 48-18-506 of the TBCA limits indemnification under
Section 48-18-502 to situations in which either (i) the majority of a disinterested quorum of directors; (ii) independent special legal counsel; or
(iii) the stockholders determine that indemnification is proper under the circumstances.

                  Section 48-18-507 of the TBCA extends certain indemnification rights to officers, employees and agents of a corporation as well.

                  Regardless of whether a director, officer, employee or agent has the right to indemnity under Section 48-18-502 or Section 48-18-503 of the TBCA, Section 48-18-508 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

                  Section 48-18-509 of the TBCA provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement,


                                       30


stockholder vote or vote of disinterested directors; however, no indemnification may be made where a final adjudication adverse to the director establishes his or her liability for breach of the duty of loyalty to the corporation or its stockholders or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

                  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defenses of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered hereunder, the Company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF BUSINESS

Glossary of Terms

                  Confirmed Structure: A structure that is defined due to actual geological testing and information.

                  Farmout Agreement: A form of agreement between oil and gas operators whereby the owner of a lease who is not interested in drilling at the time, agrees to assign the lease or a portion of it to another operator who wishes to drill the acreage. The assignor may or may not retain an interest
(royalty or production payment) in the production.

                  Hydrocarbons: Organic chemical compounds of hydrogen and carbon atoms. There are a vast number of these compounds, and they form the basis of all petroleum products. They may exist as gases, liquids or solids. An example of each is methane, hexane and asphalt.


                                       31


                  Verified Structure: A structure that is verified by actual geological testing and/or penetration.

                  Wildcat: A term applied to a mining company organized, or to a mine or well dug, in an attempt to develop unproven ground far from previous production. Any risky venture in the mining or petroleum industry.

                  Shut-in Well: A well that is not in production because of a lack of a market or a pipeline connection.

                  Shut-in Royalty: Payment to royalty owners under the terms of a mineral lease that allows the operator or lessee to defer production from a shut-in well.

History of the Company

                  The Company was initially organized under the laws of the State of Utah on April 18, 1916, under the name "Gold Deposit Mining & Milling
Company." The Company was formed for the purpose of mining, reducing and smelting mineral ores.

                  On November 10, 1972, the Company conveyed to an unaffiliated entity substantially all of the Company's assets and the Company ceased all business operations.

                  From approximately 1983 to 1991, the operations of the Company were limited to seeking out the acquisition of assets, property or businesses.

                  At a special meeting of stockholders held on April 28, 1995, the Company's stockholders voted

                  (i) to approve the execution of an agreement (the "Purchase
Agreement") pursuant to which the Company would acquire certain oil and gas leases, equipment, securities and vehicles owned by Industrial Resources
Corporation ("IRC"), a Kentucky corporation, in consideration of the issuance of 4,000,000 post-split (as described below) "unregistered" and "restricted" shares of the Company's common stock and a $450,000 8% promissory note payable to IRC.
The promissory note was converted into 83,799 shares of the Company's common stock in December 1995;

                  (ii) to amend the Articles of Incorporation of the Company to effect a reverse split of the Company's outstanding $0.001 par value common stock on a basis of one share for two, retaining the par value at $0.001 per share, with appropriate adjustments being made in the additional paid-in capital and stated capital accounts of the Company;

                  (iii) to change the name of the Company from "Onasco

                                       32


Companies, Inc."to "Tengasco, Inc."; and

                  (iv) to change the domicile of the Company from the State of Utah to the State of Tennessee by merging the Company into Tengasco, Inc., a Tennessee corporation, formed by the Company solely for this purpose.

                  The Purchase Agreement was duly executed by the Company and IRC, effective May 2, 1995. The reverse split, name change and change of domicile became effective on May 4, 1995, the date on which duly executed
Articles of Merger effecting these changes were filed with the Secretary of State of the State of Tennessee; a certified copy of the Articles of Merger from the State of Tennessee was filed with the Department of Commerce of the State of Utah on May 5, 1995. Unless otherwise noted, all subsequent computations herein retroactively reflect this one for two reverse split.

                  During 1996, the Company formed Tengasco Pipeline
Corporation, a wholly-owned subsidiary, to manage the construction and operation of Phase I of its pipeline, as well as other pipelines planned for the future.

General

         1. The Swan Creek Field

                  Amoco Production Company ("AMOCO") during the late 1970's and early 1980's, after extensive geological and seismic studies, leased approximately 50,000 acres of oil and gas leases in the Eastern Overthrust in the Appalachian Basin, an area now referred to as the Swan Creek Field.

                  In 1982 AMOCO successfully drilled two significant natural gas discovery wells in the Swan Creek Field to the Knox Formation at approximately 6,000 feet of total depth. These wells, once completed, had an extraordinarily high pressure and volume of deliverability of natural gas;
however, in the mid-1980's a substantial decline in worldwide oil and gas prices occurred and the high cost of constructing a 23 mile pipeline across three rugged mountain ranges and crossing the environmentally protected Clinch
River from Sneedville to the closest market in Rogersville, Tennessee was cost prohibitive.

                  In 1987, AMOCO farmed out its leases to Eastern American
Energy Company which held the leases until July 1995. The Company became aware of a law adopted by the Tennessee legislature which enabled the Company to lease all of AMOCO's prior acreage. The Company filed for a declaratory judgment as to its right to lease AMOCO's prior acreage. The Company was ultimately successful in winning all right, title and interest in all of AMOCO's prior

                                       33

leases in a precedent setting Supreme Court case.

                  In July 1995 after completion of the Purchase Agreement, the Company acquired the Swan Creek Leases. These leases provide for a landowner royalty of 12.5%, leaving the Company a net royalty interest of 87.5% in each lease.

                  The first well drilled by the Company in the Swan Creek
Field, the Gary Patton #1 tested at 6.5 Mmcf of deliverable gas per day, making it the largest known tested well in the states of Tennessee, Kentucky and Virginia. Since then the Company has drilled twelve additional gas wells at 6,000 feet and two oil wells for a total of fifteen wells. During 1999 and 2000 Tengasco anticipates drilling, completing and producing a total of 50 additional wells with over 100 million cubic feet of deliverability of natural gas per day.

                  Having completed Phase I of its pipeline, in July 1998 the Company began selling gas to Hawkins County Utility District which services residential, municipal and industrial customers in the Hawkins County area, pursuant to a written contract entered into on September 26, 1996. During the period from August 1998 through December 31, 1998 the Company delivered 46,776
Mcf of gas to Hawkins County Utility District.

                  During the period from January 1, 1999 through March 23,
1999 Hawkins County Utility District has taken only 477 Mcf of gas from the Company. Although Hawkins County Utility District could take gas in commercial quantities, it has declined to do so. Pursuant to its contract, it is not obligated to purchase any specific amount of gas.

                  The Company does not know if Hawkins County Utility District will ever take gas in commercial quantities and intends to seek to terminate its contract with Hawkins County Utility District.

                  The Company is currently engineering and designing the second phase ("Phase II") of its pipeline, an additional 20 miles of 12 inch pipeline which will connect into East Tennessee Natural Gas' main gas transmission line. This will enable the Company to service communities throughout Tennessee and the southeastern region of the United States. It is estimated that Phase II of the pipeline will cost approximately $5,000,000 and will take six to eight months to construct. (See, "Item 6 - Management's
Discussion and Analysis or Plan of Operation").

         2. The Kansas Properties

                  The Company, as of December 31, 1997 acquired the Kansas
Properties which included 149 producing oil wells and 59 producing

                                       34

gas wells in the vicinity of Hays, Kansas and a gathering system including 50 miles of pipeline. The aggregate production for the Kansas Properties at present is approximately 1,005 Mcf of gas and 378 barrels of oil per day.
Revenues for the Kansas Wells are approximately $82,000 per month with net income after operating expenses of approximately $34,000.

                  There are several capital projects that are available in Kansas which include drilling wells, recompletion of wells and major workovers. These projects when completed may well increase production in Kansas. Management, however, has made the decision to not perform this work until the price of oil has stabilized at $15 or higher. Current prices recently reached $15 per barrel.

         3. The Company's Other Leases

                  In connection with the Purchase Agreement, the Company acquired from IRC the following properties:

                           (i) a 100% working interest in 41 oil and gas
leases on a total of 8,058 acres, more or less, and a 25% working interest on one lease of 462 acres, more or less, located in Clay County, Kentucky
(collectively, the "Beech Creek Leases"). Each of these leases provided for a landowner royalty of 12.5% of the oil produced and saved from the leased premises or, at the lessee's option, to pay the market price for such 12.5% royalty. The leases also provided for a landowner royalty equal to 12.5% of the market price at the well of the gas sold or used off the premises, except for injection for secondary recovery of oil. The Beech Creek Leases were also subject to overriding royalties ranging from 1.25% to 5%.

                           (ii) a 100%  working  interest in 5 oil and gas
leases on a total of 741 acres, more or less, located in Clay County, Kentucky
(collectively, the "Wildcat Leases"). Each of these leases was subject to a 12.5% landowner royalty, on the same terms as the Beech Creek Leases, and a 3.125% overriding royalty.

                           (iii) a 100%  working  interest in six oil and gas
leases on a total of 744 acres, more or less, located in Clay County, Kentucky
(collectively, the "Burning Springs Leases"). Each of these leases was subject to a 12.5% landowner royalty, on the same terms as the Beech Creek Leases and the Wildcat Leases, and overriding royalties ranging from 3.125% to 7.5%.

                           (iv) a 100%  working  interest  in nine oil and gas
leases on a total of 2,121 acres, more or less, located in Fentress County, Tennessee (collectively, the "Fentress County Leases"). Each of these leases was subject to a 12.5% landowner royalty, on the same terms as the above referenced leases, and a 19% overriding royalty; and a 25% overriding royalty on one existing well.

                                       35

                  All of the above referenced leases have expired and the Company does not plan to pursue development of these properties since the Company intends to concentrate on the development of the Swan Creek Leases which management believes has greater economic potential.

                  Subsequent to the Purchase Agreement, the Company also acquired a 100% working interest in four oil and gas leases on a total of 1,003.19 acres, more or less, located in Lauderdale County, Alabama
(collectively, the "Alabama Leases"). The Alabama Leases have expired and the
Company does not intend to pursue the development of these leases for the same reasons it is not pursuing the development of its other leases that have expired.

Governmental Regulations

                   The Company is subject to numerous state and federal regulations, environmental and otherwise, that may have a substantial negative effect on its ability to operate at a profit. For a discussion of the risks involved as a result of such regulations, see, "Effect of Existing or Probable
Governmental Regulations on Business" and "Costs and Effects of Compliance with
Environmental Laws" hereinafter in this section.

Principal Products or Services and Markets

                  The Company will conduct exploration and production activities to produce crude oil and natural gas. The principal markets for these commodities are local refining companies, major natural gas transmission pipeline companies, local utilities and private industry end users, which purchase the crude oil, and natural gas pipeline companies, which purchase the gas.

                  In Hancock County, gas production from the Swan Creek Field can presently be delivered through the completed Phase I of the Company's pipeline to the Hawkins County Gas Utility. The Company has acquired all necessary regulatory approvals and 100% of necessary property rights for Phase I of the pipeline. The Company's pipeline will not only service the Company's wells, but, will provide transportation of gas for small independent producers in the local area as well. It is anticipated that direct sales could also be made to some local towns and industries. No assurance can be given that the Company will be able to produce a sufficient quantity of crude oil or natural gas or that it will obtain purchasers of gas from the Company in sufficient quantities to make these operations profitable.

                  It is anticipated that when Phase II of the pipeline is

                                       36

completed that the Company will be able to provide gas to communities throughout the State of Tennessee and to other areas of the southeastern United States. It is anticipated that completion of Phase II will permit the Company to sell all of its daily natural gas production from the Swan Creek Field.

                  Natural gas from the Kansas Properties is delivered to Kansas-Nebraska Energy, Inc. in Bushton, Kansas. At present, crude oil is being trucked and transported through pipelines to the National Cooperative Refining
Association in McPherson, Kansas, 120 miles from Hays. National Cooperative is solely responsible for transportation of products whether by truck or pipeline.
An additional purchaser of the crude oil produced is Farmland Industries in Neodosha. There is a limited market in the area and the only other purchaser of crude oil is Koch Oil.

Reserve Analyses

                  Coburn Petroleum Engineering of Tulsa, Oklahoma, has performed reserve analyses of all the Company's productive leases (with the exception of the wells acquired from AFG). R. W. Coburn, a registered petroleum engineer, and the owner of Coburn Petroleum Engineering, has no interest in the Company or IRC, and performed these services at his standard rate ($90 per hour was billed and paid for these reports). The net reserve values used hereafter were obtained from a report dated February 9, 1999 prepared by Coburn Petroleum Engineering.
In substance, the report, used estimates of oil and gas reserves based upon standard petroleum engineering methods which include decline curve analysis, volummetric calculations, pressure history, analogy, various correlations and technical judgment. Information for this purpose was obtained from owners of interests in the areas involved, state regulatory agencies, commercial services, outside operators and files of Coburn Petroleum Engineering. The report of Coburn Petroleum Engineering provides that the net reserves of the existing 15 wells in the Swan Creek Field is over 50 Bcf of natural gas with a present-day deliverability of 15 million cubic feet of natural gas per day and 784,033 barrels of oil. According to the Coburn Engineering Report, discounting the net reserve values by 10% results in a present value as of December 31, 1998 of $50,320,416 before taxes and $40,580,884 after taxes.

                  Columbia Engineering based in Oklahoma City, Oklahoma, has performed a reserve analysis of the Kansas Properties. David F. Yard, a registered petroleum engineer is the principal of Columbia Engineering. Neither
Columbia Engineering nor Mr. Yard has an interest in the Company or IRC and Mr.
Yard performed these services at his standard rate of $75 per hour. The net reserve values used hereafter were obtained from a report dated February 20, 1999. According to the report of Columbia Engineering, discounting the net reserve values by 10% results in a present

                                       37

value as of December 31, 1998 of $2,970,124 before taxes and $2,395,108 after taxes for the Kansas Properties.

                  Reserve analyses are at best speculative, especially when based upon limited production; no assurance can be given that the reserves attributed to these leases exist or will be economically recoverable. See "Risk
Factors" -  "Uncertainty of Reserve Estimates."

                  It is standard in the industry for reserve analyses such as these to be used as a basis for financing of drilling costs.

Distribution Methods of Products or Services

                  Crude oil is normally distributed in Tennessee by tank truck and natural gas is distributed and transported via pipeline.

                  The Company has no farmout agreements with any entity.

Status of Any Publicly Announced New Product or Service

                  The Company has publicly announced its agreement with Enserch
Energy Services, Inc. ("Enserch") to market gas provided by that company in Tennessee and Southeastern United States. As of the current date, Enserch has not provided any gas to the Company and, as a result, the Company is not proceeding with that agreement.

                  In March 1997, the Company signed a teaming agreement with Operations Management International ("OMI") to operate, as a subcontractor, the steam generating facilities at the East Tennessee Technology Park ("ETTP") in Oak Ridge, Tennessee. This is the site of the original Manhattan Project that has been privatized by the United States Department of Energy ("DOE") and currently produces enriched uranium for commercial and military use. OMI is a subsidiary of CH2M Hill, Ltd., an international engineering and operations company. On May 7, 1998, OMI filed a complaint for declaratory judgment in the United States District Court for the Eastern District of Tennessee seeking to declare the teaming agreement as invalid and unenforceable, or in the alternative to declare that the Company is in breach of the teaming agreement thereby rendering it unenforceable. The Company has filed an answer and counterclaim against OMI seeking $10 million in damages for breach of contract.
The action is scheduled for trial in July 1999. As of this date discovery still has not been completed. (See, "Legal Proceedings").

                                       38

Competitive Business Conditions, Competitive Position in the Industry and
Methods of Competition

                  The Company's contemplated oil and gas exploration activities in the States of Tennessee and Kansas will be undertaken in a highly competitive and speculative business atmosphere. In seeking any other suitable oil and gas properties for acquisition, the Company will be competing with a number of other companies, including large oil and gas companies and other independent operators with greater financial resources. Management does not believe that the Company's initial competitive position in the oil and gas industry will be significant.

                  Its principal competitors in the State of Tennessee are Ashland Oil and Miller Services. In the area of the Company's pipeline, the Company is in a favorable position since it will own the only pipeline within a 20 mile radius. Within that area, the Company owns leases on approximately
44,000 acres.

                  There are numerous producers in the area of the Kansas
Properties. Some are larger and some smaller than the Company. However, management expects that it will be able to sell all the gas and oil the Kansas
Properties produce.

                  Management does not foresee any difficulties in procuring drilling rigs or the manpower to run them in the area of its operations. The experience of management has been that in most instances, drilling rigs have only a one or two day waiting period; however, several factors, including increased competition in the area, may limit the availability of drilling rigs, rig operators and related personnel and/or equipment; such an event may have a significant adverse impact on the profitability of the Company's operations.

                  The Company anticipates no difficulty in procuring well drilling permits which are obtained from the Tennessee Oil and Gas Board. They are usually issued within one week of application. The Company generally does not apply for a permit until it is actually ready to commence drilling operations. The Company presently has five well drilling permits for use anywhere in Tennessee.

                  The prices of the Company's products are controlled by the world oil market and the United States natural gas market; thus, competitive pricing behaviors are considered unlikely; however, competition in the oil and gas exploration industry exists in the form of competition to acquire the most promising acreage blocks and obtaining the most favorable prices for transporting the product. Management believes that the Company is well-positioned in these areas because of the transmission lines that run through and adjacent to the properties it leases and because it holds relatively large acreage blocks in what management believes are promising areas.

                                       39

Sources and Availability of Raw Materials and Names of Principal Suppliers

                  Excluding the development of oil and gas reserves and the production of oil and gas, the Company's operations are not dependent on the acquisition of any raw materials. See, "Competitive Business Conditions, Competitive Position in the Industry and Methods of Competition" set forth above.

Dependence on One or a Few Major Customers

                  The Company is not presently dependent upon any major customers for the gas from its Swan Creek Field. However, upon completion of Phase II of its pipeline, the Company anticipates being dependent upon a few customers.

                  Natural gas from the Kansas Properties is delivered to Kansas-Nebraska Energy, Inc. in Bushton, Kansas. At present, crude oil from the Kansas Properties is being trucked and transported through pipelines to the National Cooperative Refining Association in McPherson, Kansas, 120 miles from
Hays. National Cooperative is solely responsible for transportation of products whether by truck or pipeline. An additional purchaser of the crude oil produced is Farmland Industries in Neodosha, Kansas. There is a limited market in the area and the only other purchaser of crude oil is Koch Oil. The Company, however, anticipates that it will be able to sell all of the oil and gas produced from the Kansas Properties.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or
Labor Contracts, including Duration

                  Royalty agreements relating to oil and gas production are standard in the industry. The amount of the Company's royalty payments varies from lease to lease. See, the heading "General" under this section. The amounts of the royalties on each of the Company's leases may be obtained from the Company.

Need for Governmental Approval of Principal Products or Services

                  None of the principal products or services offered by the Company require governmental approval; however, permits are required for drilling oil or gas wells. See, "Effect of Existing or Probable Governmental
Regulations on Business" below in this section.

                                       40

Effect of Existing or Probable Governmental Regulations on Business

                  Exploration and production activities relating to oil and gas leases are subject to numerous environmental laws, rules and regulations. The
Federal Clean Water Act requires the Company to construct a fresh water containment barrier between the surface of each drilling site and the underlying water table. This involves the insertion of a seven-inch diameter steel casing into each well, with cement on the outside of the casing. The cost of compliance with this environmental regulation is approximately $10,000 per well.

                  The State of Tennessee also requires the posting of a bond to ensure that the Company's wells are properly plugged when abandoned. A separate
$2,000 bond is required for each well drilled. The Company currently has the requisite amount of bonds on deposit with the State of Tennessee.

                  As part of the Company's purchase of the Kansas Properties it acquired a statewide permit to drill in Kansas, such permits being applied for and issued within one-two weeks prior to drilling. At the present time, the State of Kansas does not require the posting of a bond either for permitting or to insure that the Company's wells are properly plugged when abandoned. All of the wells in the Kansas Properties have all permits required and are in compliance with the laws of the State of Kansas.

                  The Company's operations are also subject to laws and regulations requiring removal and cleanup of environmental damages under certain circumstances. Laws and regulations protecting the environment have generally become more stringent in recent years, and may in certain circumstances impose
"strict liability," rendering a corporation liable for environmental damages without regard to negligence or fault on the part of such corporation. Such laws and regulations may expose the Company to liability for the conduct of operations or conditions caused by others, or for acts of the Company which were in compliance with all applicable laws at the time such acts were performed. The modification of existing laws or regulations or the adoption of new laws or regulations relating to environmental matters could have a material adverse effect on the Company's operations. In addition, the Company's existing and proposed operations could result in liability for fires, blowouts, oil spills, discharge of hazardous materials into surface and subsurface aquifers and other environmental damage, any one of which could result in personal injury, loss of life, property damage or destruction or suspension of operations.

                  The Company believes it is presently in compliance with all applicable federal, state or local environmental laws, rules or regulations;
however, continued compliance (or failure to comply) and future legislation may have an adverse impact on the Company's

                                       41

present and contemplated business operations.

                  At Board of Directors' meetings held June 6 and 7, 1995, the
Board of Directors adopted resolutions to form an Environmental Response Policy and Emergency Action Response Policy Program. A plan was recently adopted which provides for the erection of signs at each well and at strategic locations along the pipeline containing telephone numbers of the Company's office and the home telephone numbers of key personnel. A list will be maintained at the Company's office and at the home of key personnel listing phone numbers for fire, police, emergency services and Company employees who will be needed to deal with emergencies.

                  The foregoing is only a brief summary of some of the existing environmental laws, rules and regulations to which the Company's business operations are subject, and there are many others, the effects of which could have an adverse impact on the Company. Future legislation in this area will no doubt be enacted and revisions will be made in current laws. No assurance can be given as to what effect these present and future laws, rules and regulations will have on the Company's current and future operations.

Research and Development

                  The Company has not expended any material amount in research and development activities during the last two fiscal years. Research done in conjunction with its exploration activities will consist primarily of running radiometric surveys on the lease blocks and conducting geological research on the surface. This work will be performed by the Company's full time geologist and will not have a material cost of anything more than his standard salary. See
"Number of Total Employees and Number of Full-Time Employees" set forth below in this section.

Cost and Effects of Compliance With Environmental Laws

                  See, "Effect of Existing or Probable Governmental Regulations on Business" set forth above in this section.

Number of Total Employees and Number of Full-Time Employees

                  The Company presently has twenty-six full-time employees and no part-time employees.

                  The Company has hired a full-time geologist at a salary of $48,000 per year. His duties for the Company include: surface and sub-surface geology, log correlation, surface and sub-surface mapping, field--research
(i.e., radiometric, gravity, magnetic and

                                       42

geochemical research) and well-site geology.

            MANAGEMENT'S DISCUSSION and ANALYSIS or PLAN of OPERATION

                  The Company intends to continue its drilling program on the Swan Creek leases. The existence of substantial deposits of hydrocarbons (oil and/or gas) in the Swan Creek structure (i.e. the rock formation beneath the surface) is confirmed by the following facts:

                  The Swan Creek structure is located in an area known as the Eastern Overthrust Belt which is an area with numerous faults. A fault is an area where geologic plates overlap. The Eastern Overthrust Belt is geologically similar to the Western Overthrust Belt located in the Rocky Mountains, where there are other oil and gas producing properties.

                  The Company has successfully completed thirteen gas wells in this area, all of which have been flow tested by metering gas from the wells through one-half inch orifice. These tests all verify the presence of a substantial reservoir of natural gas and/or oil. One of these wells, the Reed #1 tested at 4,800,000 cubic feet of gas per day with a pressure of 800 psi.
Another well, the Sutton #1 tested at 1,200,000 cubic feet per day with a pressure of 150 psi. To date, the Company has not drilled any dry wells.

                  In July 1998, the Company completed Phase I of its 8 inch 23 mile pipeline from the Swan Creek Field to Rogersville, Tennessee. With the assistance of the Tennessee Valley Authority, the Company was successful in utilizing TVA's rights-of-way along its main power grid from the Swan Creek
Field to Rogersville, Tennessee.

                  The Company's plan of operations for the next two years calls for the drilling of 50 additional wells on the Swan Creek Field at a cost of approximately $250,000 per well. The Company's future plans also include completing Phase II of its pipeline to extend its recently completed Phase I a distance of 20 miles at a cost of approximately $5,000,000 to connect with the main gas transmission line of East Tennessee Natural Gas. The Tennessee
Department of Transportation has verbally granted the Company the right to lay
Phase II of its pipeline along state highway 11 to Kingsport, Tennessee where the Company will connect its line with East Tennessee Natural Gas pipeline and other potential customers. This will allow the Company to sell all of the natural gas it can produce throughout the southeastern and northeastern United
States. At the present time, the Company is capable of producing substantially more gas than it is able to sell. The Company

                                       43

estimates that its ultimate deliverability will reach 80 to 100 Mmcf per day or
2.5 to 3.1 Bcf per month once Phase II of its pipeline is completed. The Company expects to reach this capacity on or about December 31, 2002. The estimated time from start to finish of construction of Phase II of the Pipeline is six to eight months.

                  The Company does not presently have the funds needed to enable it to complete its drilling program and the extension of the pipeline. There can be no assurances that all of the funding necessary for the continuation of the drilling program and the completion of Phase II of the pipeline will become available. Moreover, no assurance can be given that the Company will be able to obtain the required rights of way to construct Phase II of its pipeline, and the completed Phase I of the pipeline will only serve production from a portion of the Swan Creek Field.

                  In connection with its acquisition of all of AFG's assets, the Company acquired 208 working wells in Kansas. Pursuant to the acquisition agreement the Company was entitled to all income from those wells as of January
1, 1998. The acquisition was for a total purchase price of approximately $5.5 million, which consisted of $3 million in cash and seller financing of $2.5 million. This financing is evidenced by a note which accrues interest at the 9.5
% per annum for the period from December 1998 to May 1999. After May 1999, the interest rate becomes 9% per annum. Monthly interest only payments are due from December 1998 to May 1999. Monthly installments of principal and interest
$138,349 are due from June 1999 to December 1999. There is a balloon payment of $983,773 due in January 2000. The aggregate current production form the Kansas
Properties is approximately 1,002 Mcf of natural gas and 378 barrels of oil per day. Income from the Kansas properties at the present time is approximately
$82,000 per month with net income after operating expenses of approximately
$34,000 per month. Revenues from the Kansas Properties for 1998 were significantly lower than in the prior two years as a result of lower oil and gas prices.

                  There are several capital projects that are available in Kansas which include drilling wells, recompletion of wells and major workovers to increase current production. These projects when completed may well increase production in Kansas. However, the cost of reworking certain existing wells is projected to be $1.4 million. Since the Company does not presently have the funds necessary to rework existing wells and/or drill additional wells the ability to undertake such efforts is dependent on the Company obtaining additional debt or equity financing. Management has made the decision to not undertake such efforts to raise the funds necessary to perform this work until the price of oil has stabilized at $15 per barrel or higher. Current prices have recently reached $15 per barrel.

                                       44

                  The Company has determined not to pursue the development of the Beech Creek, Fentress County, Wildcat, Burning Springs and Alabama Leases, all of which have expired. The Company, instead, will concentrate on the development of its other properties which management believes have greater economic potential and the acquisition of other properties.

                  The Company has no plans, at present, to increase the number of its employees significantly.

                  This plan of operation is based upon many variables and estimates, all of which may change or prove to be other than or different from information relied upon.

Results of Operations

                  The Company incurred a net loss of $3,083,638 ($0.42 per share) in 1998 compared to a net loss of $4,370,570 ($0.71 per share) in 1997.

                  The Company realized oil and gas revenues of $2,078,101 in 1998. In 1997 the Company had no revenues. Revenues in 1998 were offset by increased production costs and taxes of $1,943,944 compared to $3,748 in 1997.
These increases in revenues and production costs were attributable primarily to the acquisition of the Kansas Properties in 1998.

                  Depletion, depreciation and amortization increased from $79,267 in 1997 to $290,030 in 1998 due, again, primarily to the acquisition of the Kansas Properties.

                  General and administrative costs decreased $163,709 to $1,372,132 in 1998. The decrease occurred primarily as a result of cost savings with respect to the Kansas Properties and the completion of Phase I of the Pipeline.

                  Interest expense of $574,906 in 1998 was $1,310,542 less than the previous year due to less debt and funding transactions.

                  Public relations costs of $342,803 in 1998 was $52,489 less than in 1997 as a result of an effort by the Company to cut costs.

                  Legal and accounting costs in 1998 were $656,104 compared to $390,297 in 1997. This increase of $265,807 was due primarily to an increase in costs for auditing services and legal costs for services related to on-going litigation and a failed private placement.

                  The Company did not have any income tax expense in 1998 or 1997 due to a net operating loss carryfoward. Deferred tax

                                       45

assets, consisting primarily of these loss carryfowards, have been fully reduced by a valuation allowance as management considers it unlikely these tax assets will be realized.

Liquidity

                  During 1998, as in prior years, revenues from operations were insufficient to fund the Company's operations. The Company's primary source of funds during 1998 came from private placements of the Company's restricted securities in the amount of approximately $3,557,396 and borrowings of $3,021,555. The Company expects to need approximately $5,000,000 in 1999 to complete Phase II of its pipeline and $6,000,000 to continue development of its Swan Creek Field and other working capital requirements. The Company plans to raise this money from investors and/or lenders. The Company does not expect to realize positive cash flows from operations until Phase II of its pipeline is completed which is currently projected to be six to eight months from the start of construction of the pipeline.

                  The "Report of Independent Certified Public Accountants" for
December 31, 1998 to the Company's shareholders included a statement that as a result of the Company's losses from operations, its working capital deficiency and the requirement of an additional expenditure of approximately $5 million to complete Phase II of its pipeline there is Asubstantial doubt@ about the Company's ability to continue as a going concern. Although there is no assurance that the Company will be able to raise the necessary funds to complete Phase II of the pipeline, management is engaged in discussions with several funding sources and anticipates that it will be able to raise the necessary financing in the near future. Management further believes that once such funding is in place it will be able to complete Phase II of the pipeline and it will be well-positioned to shortly have positive cash flow and be financially stable.

New Accounting Pronouncements

                  Statement of Financial Accounting Standards ("SFAS") No. 130,
"Reporting Comprehensive Income" is effective for years beginning after December
15, 1997. This statement establishes standards for reporting and display of comprehensive income, its components and accumulated balances. This pronouncement did not have an impact on the Company's financial statements.

                  SFAS No. 131, "Disclosures about Segments of an Enterprise and
Related Information" is effective for years beginning after December 15, 1997.
This statement establishes standards for the way that public business enterprises report information about operating segments in annual financial

                                       46

statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This pronouncement did not have an impact on the Company's financial statements.

                  SFAS No. 133 "Accounting for Derivative Instruments and
Hedging Activities" is effective for all fiscal years beginning after June 15, 1999. This statement requires recognition of all derivative contracts as either assets or liabilities in the balance sheet and the measurement of them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of any gains or losses on the hedge with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. It is not anticipated that this pronouncement will have any impact on the Company since the Company does not have any open derivative contracts and it does not enter into any hedging transactions.

Year 2000 Risks

                  As is the case with other companies using computers in their operations, the Company is faced with the task of addressing the Year 2000 issue during the next year. The Year 2000 issue arises from the widespread use of computer programs that rely on two-digit date codes to perform computations or decision-making functions. The Company believes it has fully achieved Year 2000 compliance for all internal information systems. As such, management believes that Year 2000 transition of the Company's internal information systems will not have a material adverse effect on future results. Costs associated with compliance were immaterial and have been fully incurred.

                  The Company is in the process of examining key third party relationships to determine, to the extent practical, the degree of such parties'
Year 2000 compliance. The Company faces risks if key business suppliers, banks, utilities, transportation providers, communications providers or government services are not compliant for the Year 2000. In order to mitigate this risk, the Company is reviewing its options to continue operations using alternative suppliers, banks, utilities and providers of transportation and communication services. There can be no guarantee that the measures taken by the Company will solve the Year 2000 issue of such third parties. If such problems are not solved by such third parties and the Company can not locate alternative sources as outlined, this may have a significant adverse impact on the Company.

                                       47

                             DESCRIPTION OF PROPERTY

Property Location, Facilities, Size and Nature of Ownership

                  The Company's Swan Creek Leases are on approximately 44,000 acres in Hancock and Claiborne Counties in Tennessee. The initial terms of these leases vary from one to four years. Many of them can be extended at the option of the Company by payment of annual rent. Some of them will terminate unless the Company has commenced drilling. However, the Company does not anticipate any difficulty in continuing the Swan Creek Leases. See "Description of Business" -
"General" above.

                  The Kansas Properties acquired from AFG contain 138 leases totaling 32,158 acres in the vicinity of Hays, Kansas. The original term on these was from 1 to 10 years and in most cases has expired, however, most leases are still in effect because they are being held by production. The Company maintains a 100% working interest in most wells. The leases provide for a landowner royalty of 12.5%. Some wells are subject to an overriding royalty interest from 0.5% to 9%.

                  The Company leases its principal executive offices, consisting of approximately 4,731 square feet located at 603 Main Avenue, Suite 500, Knoxville, Tennessee, at a monthly rent of $3,942.50. The Company also leases a field office in Sneedville, Tennessee at a rental of $500 per month. The Company also leases an office in Hays, Kansas at a rental of $500 per month.

                  In addition, the Company has drilling equipment and vehicles which it acquired from IRC. All of this equipment is in satisfactory operating condition. The securities which the Company acquired from IRC were sold during 1996 for $250,000.

Disclosure of Oil and Gas Operations

                  The Swan Creek Field currently has thirteen completed natural gas wells and two oil wells. Phase I of the Company's pipeline was completed in July 1998. In August 1998 the gas wells in the Swan Creek Field were connected to Phase I of the Company's pipeline. The Company plans to drill an additional
50 wells in the Swan Creek Field. The Company also plans to complete Phase II of its pipeline which is an additional 20 miles of 12 inch pipeline connecting the wells in the Swan Creek field to the main gas transmission line of East
Tennessee Natural Gas. This will enable the Company to service communities throughout Tennessee and the southeastern region of the United States. It is estimated that Phase II of the pipeline will cost approximately $5,000,000 and will take six to eight months to construct.

                                       48

                  Tests to date on the completed wells on the Swan Creek Leases indicate substantial potential for future deliverability. Based upon engineering reports, management believes that the wells drilled to date have a life expectancy of approximately 37 years on a declining basis.

                  In connection with its acquisition of all of AFG's assets, the Company acquired 208 working wells in Kansas. Pursuant to the acquisition agreement the Company was entitled to all income from those wells as of January
1, 1998. The aggregate current production from the Kansas Properties is approximately 1,002 Mcf of natural gas and 378 barrels of oil per day. Income from the Kansas properties at the present time is approximately $82,000 per month with net income after operating expenses of approximately $34,000 per month. Revenues from the Kansas Properties for 1998 were significantly lower than in the prior two years as a result of lower oil and gas prices. In light of currently depressed oil and gas prices, the Company plans to reduce costs by shutting-in approximately 20 marginally producing wells. When oil and gas prices recover, the Company plans to increase production by reworking certain existing wells at a cost of $1.4 million. Management has made the decision not to perform this work until the price of oil stabilizes at $15 per barrel or higher. Current prices recently reached $15 per barrel. The Company's ability to rework existing wells and/or drill additional wells in the Kansas Properties is, however, dependent on its obtaining additional debt or equity financing. There can be no assurances that the Company will be able to obtain such additional or debt equity financing to do this work even if oil prices rise to this level.

                  The Company pays ad valorem taxes on its Kansas Properties. It does not pay any taxes on its Swan Creek Leases. The Company has general liability insurance for the Kansas Properties and the Swan Creek Field.

                 CERTAIN RELATIONSHIPS and RELATED TRANSACTIONS

Transactions with Management and Others

                  Except as set forth hereafter, there have been no material transactions, series of similar transactions or currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had

                                       49

a material interest.

                  During 1997, the Company converted $333,719 of debt payable to IRC to 59,328 shares of common stock, $12,398 of debt payable to Malcolm E.
Ratliff to 2,204 shares of common stock and $138,105 of debt payable to Tracmark, Inc. to 24,552 shares of common stock. Those obligations arose from loans to the Company by IRC, Malcolm E. Ratliff and Tracmark, Inc.

                  During 1997 the Company borrowed the sum of $1,000,000 from an individual, Neal Harding. The loan from Mr. Harding was used primarily for pipeline construction. Repayment of the loan from Mr. Harding was guaranteed by IRC, which also granted an option to Mr. Harding to purchase 300,000 shares of stock of the Company it owned at a price of $10 per share. One-half of that loan was repaid in January 1998 from existing cash and the balance was paid in October 1998 by paying Mr. Harding $250,680.56 in cash and issuing to him 2,950 shares of the Company's Series A 8% Cumulative Convertible Preferred Stock.

                  The Company has issued fully paid 25% working interests in six wells in the Swan Creek Field to Shigemi Morita, one of the Directors of the Company, which were paid for in part by crediting Mr. Morita $360,000 for placement fees in connection with private placements of the Company's common stock which occurred during the fourth quarter of 1997 and the first quarter of 1998. Mr. Morita was given an option that if it was determined that a well(s) at the time of completion of the drilling was not economically feasible and as such was subsequently plugged and abandoned, he had 30 days, after written notice from the Company, to convert amounts paid for that well(s) to restricted shares of the Company's common stock at 70% of its then current market value. However, all six of the wells in which Mr. Morita has a participation interest are producing, therefore his options for these wells are not exercisable.

                  On July 16, 1998, the Company entered into a loan agreement with five individual investors totaling $800,000. The loans were secured by a pledge of 118,200 shares of the Company's Common Stock owned by Malcolm E.
Ratliff, the Company's Chief Executive Officer and a Director. The loans bore interest at the rate of 8% per annum and matured on October 14, 1998. Loan origination fees consisted of $64,000 in cash to the broker who arranged the loan and 16,800 shares of the Company's common stock advanced to the lenders and broker on behalf of the Company by Malcolm E. Ratliff. Approximately $520,000 of this loan has been repaid by the Company out of proceeds from a Convertible Note in the amount of $1,500,000 received during October, 1998. The Convertible Note matures in five years and is convertible into shares of the Company's common stock at a price of $6.25 per share. In connection with the loan received by the Company evidenced by the Convertible Note, the Company issued 25,000 shares of its common stock to the lender as a loan fee. The balance of the

                                       50

$800,000 loans have been satisfied by the issuance to the lenders of 2,800 shares of Series A 8% Cumulative Convertible Preferred Stock convertible at a price of $5.75 per share.

                  The Company has entered into a financial consulting agreement with Proton Capital, LLC ("Proton") of Westport Connecticut, for a two (2) year period commencing as of January 1, 1999, whereby Proton is to provide services in connection with shareholder relations, press releases, long term financial planning, corporate reorganizations and financing. The Company is to pay Proton
$10,000 per month commencing in June 1999, or sooner if financing is procured by Proton. Further, if the Company enters into a business combination with parties introduced by Proton, then the Company will pay Proton a finders fee according to a fee schedule ranging from a fee of five (5%) percent for a business combination wherein the consideration does not exceed $5 million to a fee of $320,000 plus two (2%) percent in excess of $7 million where the transaction consideration is in excess of $7 million.

                  Malcolm E. Ratliff, the Chief Executive Officer and a Director of the Company, has entered into an agreement with Proton to sell Proton not more than 370,000 shares of common stock of the Company at $5.00 per share over a five (5) year period. Proton has issued a non-recourse promissory note in the amount of $1.85 million, together with interest at six (6%) percent per annum.
The promissory note is payable out of proceeds of the sale of the shares. The
370,000 shares were transferred from IRC, an affiliate of Mr. Ratliff, to a privately held company solely owned by James Ratliff, the father of Malcolm E.
Ratliff, and subsequently to Proton. As of the date of this Report, no shares have been sold by Proton under the terms of this agreement.

Indebtedness of Management

                  No officer, director or security holder known to the Company to own of record or beneficially more than 5% of the Company's common stock or any member of the immediate family of any of the foregoing persons is indebted to the Company.

Parent of the Issuer

                  Unless IRC may be deemed to be a parent of the Company, the Company has no parent.

                                       51

            MARKET FOR COMMON EQUITY and RELATED STOCKHOLDER MATTERS

Market Information

                  The Company's common stock has been listed on the OTC
Bulletin Board of the NASD since March 31, 1994 under the symbol TNGO.

                  The range of high and low bid prices for shares of common stock of the Company during the fiscal years ended December 31, 1997 and 1998 are set forth below.

                                                      Bid

                                            High               Low
Fiscal Year Ended
         December 31, 1998

March 31, 1998                              13.12              9.09

June 30, 1998                               12.50              9.00

September 30, 1998                           9.75              5.75

December 31, 1998                            7.12              3.50

Fiscal Year Ended
         December 31, 1997

March 31, 1997                              17.25             10.00

June 30, 1997                               14.50             10.50

September 30, 1997                          13.50              8.25

December 31, 1997                           16.63              8.50


                  These bid prices were obtained from the National Quotation
Bureau, Inc. ("NQB") and do not necessarily reflect actual transactions, retail markups, mark downs or commissions. The transactions include inter-dealer transactions.

Holders

                  As of December 31, 1998, the number of shareholders of record of the Company's common stock was 481, and management believes that there are approximately 1,203 beneficial owners of

                                       52

the Company's common stock.

Dividends

                  There are no present material restrictions that limit the ability of the Company to pay dividends on common stock or that are likely to do so in the future. The Company has not paid any dividends with respect to its common stock, and does not intend to pay dividends in the foreseeable future.

ITEM 10  EXECUTIVE COMPENSATION

                  The following table sets forth a summary of all compensation awarded to, earned or paid to, the Company's Chief Executive Officer during fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996.
None of the Company's other executive officers earned compensation in excess of $100,000 per annum for services rendered to the Company in any capacity.

                                       53




                                                    Summary Compensation Table


                                                                                               Long Term Awards
                                                                                -----------------------------------
                                   Annual Compensation                                        Awards       Payouts
                               ------------------------------                   ------------------------   --------
                                                                 Other          Restricted    Securities    Payouts    All
Name and                       Year      Salary        Bonus     Annual         Stock         Underlying               Other
Principal Position                       ($)           ($)       Compensation   Awards        Options                  Compensation
                                                                 ($)            ($)           /SARs (#)
----------------------------   ----      ---------     -----     ------------   -----------   -----------   --------   ------------
Malcolm E. Ratliff,            1998      $60,000       $-0-      $500           -0-           50,000        -0-        -0-
Chief Executive Officer        1997      $ 9,731       $-0-      $500           -0-           -0-           -0-        -0-
                               1996      $-0-          $-0-      $500           -0-           -0-           -0-        -0-

James E. Kaiser,               1998      $-0-          $-0-      $-0-           -0-           -0-           -0-        -0-
Chief Executive Officer and    1997      $ 6,154       $-0-      $-0-           -0-           -0-           -0-        -0-
General Counsel                1996      $20,000       $-0-      $-0-           -0-           -0-           -0-        -0-

Theodore Scallan,              1998      $-0-          $-0-      $-0-           -0-           -0-           -0-        -0-
Chief Executive Officer and    1997      $-0-          $-0-      $-0-           -0-           -0-           -0-        -0-
President                      1996      $53,120       $-0-      $-0-           462,250(15)   100,000(16)   -0-        $20,000(17)

George E. Walter, Jr.          1998      $-0-          $-0-      $-0-           -0-           -0-           -0-        -0-
Chief Executive Officer        1997      $-0-          $-0-      $-0-           -0-           -0-           -0-        -0-
                               1996      $   923       $-0-      $20,000        -0-           -0-           -0-        -0-

(15) Represents shares transferred from majority shareholder, based upon closing price of $6.25 on 7/28/95, closing price of $7.25 on 8/31/95 and $6.00, the bid on 11/28/95.

(16)  Option has expired.

(17)  Termination compensation.

                      OPTION GRANTS IN LAST FISCAL YEAR



                                                    Individualized Grants
                                 -------------------------------------------------------------

                             Number of     Percent of Total
                             Securities      Options/SARs        Exercise
                             Underlying       Granted to         or Base
                            Options/SARs     Employees in         Price       Expiration
Name                         Granted(#)       Fiscal 1998         ($/Sh)        Date
--------------              -------------   ----------------     --------     -----------


Malcolm E. Ratliff              50,000            100%            $7.00         6/19/99



     No options were exercised during fiscal year ended December 31, 1998 by the Chief Executive Officer. None of the Company's other executive officers earned compensation in excess of $100,000 per annum for services rendered to the Company in any capacity.

     The Company does not presently have a pension or similar plan for its directors, executive officers or employees. Management intends to adopt a 401(k) plan and full liability insurance for directors and executive officers and a health insurance plan for employees in the near future.

Compensation of Directors

      The Board of Directors has resolved to compensate members of the Board of Directors for attendance at meetings at the rate of $250 per day, together with direct out-of-pocket expenses incurred in attendance at the meetings, including travel. The Directors, however, have waived such fees due to them as of this date for prior meetings.

     Members of the Board of Directors may also be requested to perform consulting or other professional services for the Company from time to time. The Board of Directors will set a rate of compensation for such services which may be no less favorable to the Company than if the services had been performed by an independent third party contractor. The Board of Directors has reserved to itself the right to review all directors' claims for compensation on an ad hoc basis.

Employment Contracts

     There are presently no employment contracts relating to any member of management. However, depending upon the Company's operations and requirements, the Company may offer long term contracts to directors, executive officers or key employees in the future.

Bonuses and Deferred Compensation

        None; not applicable.

Compensation Pursuant to Plans

        The Company does not presently have any stock option, stock incentive, bonus or similar plan for its directors, executive officers or employees; however, in the past the Company has granted options to directors and executive officers and certain consultants of the Company to purchase shares of "unregistered" and "restricted" common stock of the Company at various prices.

Pension Table

        The Company does not presently have a pension or similar plan for its directors, executive officers or employees. Management intends to adopt a 401(k) plan and full liability insurance for directors and executive officers and a health insurance plan for employees in the near future.

Termination of Employment and Change of Control Arrangement

        None; not applicable.

                CHANGES IN and DISAGREEMENTS WITH ACCOUNTANTS
                    ON ACCOUNTING and FINANCIAL DISCLOSURE

Change from Price-Bednar, LLP, CPA to Charles M. Stivers, CPA

        Price-Bednar, LLP, Certified Public Accountants, were engaged as the Company's accountants as of February 22, 1996, to audit the financial statements of the Company for the calendar year ending December 31, 1995.

        The Company had engaged the services of another accountant to complete certain preparatory on-site audit activities for preliminary review by Price-Bednar. These services were not timely provided by the other accountant. Also, many of the records of IRC were unavailable, and, Price-Bednar required a number of these records to be reconstructed prior to its completion of the audit. During the week of May 20, 1996, the Company was advised that the principal accountant of Price-Bednar, who was responsible for the Company's audit, would be out of town for the following week, and it became clear that Price-Bednar would not be able to complete the audit for at least three weeks, because certain information requested by them had not yet been provided by the Company. Price-Bednar was terminated by the President, effective June 7, 1996, and Charles M. Stivers, Certified Public Accountant, of Manchester,
Kentucky, who had been engaged to conduct the preparatory on-site audit activities for Price-Bednar when the other accountant failed to perform as promised, indicated that he could timely deliver the required audit report and was promptly engaged to do so by the Board of Directors.

        Also, during, the Company's two most recent fiscal years, and since then, Price-Bednar has not advised the Company that any of the following exist or are applicable:

        (1) That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to their attention that has led them to no longer be able to rely on management's representations, or that has made them unwilling to be associated with the financial statements prepared by management;

        (2) That the Company needs to expand significantly the scope of its audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

        (3) That they have advised the Company that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued report or the underlying financial statements for the foregoing reasons or any other reason.

        Further, during the Company's two most recent fiscal years and since then, the Company has not consulted Price-Bednar regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

        The Company previously provided Price-Bednar with a copy of the disclosure herein and advised them to provide the Company with a letter addressed to the Commission as to whether they agree or disagree with the disclosures made herein. Price-Bednar's response to the Securities and Exchange Commission indicated it agreed with these disclosures.

Change from Charles M. Stivers, CPA, to BDO Seidman, LLP

        On December 15, 1996, the Company terminated Charles M. Stivers, CPA and retained BDO Seidman, LLP to conduct the audit of the Company's financial statements for the year ended December 31, 1996 because it became apparent that Charles M. Stivers, as an individual practitioner, would not be able to perform the required audit on a timely basis.

        During the Company's two most recent fiscal years, and since then, Charles M. Stivers has not advised the Company that any of the following exist or are applicable:

        (1) That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to his attention that has led him to no longer be able to rely on management's representations, or that has made him unwilling to be associated with the financial statements prepared by management;

        (2) That the Company needs to expand significantly the scope of its audit, or that information has come to his attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause him to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

        (3) That he has advised the Company that information has come to his attention that he has concluded materially impacts the fairness or reliability of either a previously issued report or the underlying financial statements for the foregoing reasons or any other reason.

        Further, during the Company's two most recent fiscal years and since then, the Company has not consulted Charles M. Stivers, in his capacity as an independent certified public accountant, regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

        The Company has provided Charles M. Stivers with a copy of the disclosures provided herein and has advised him to provide the Company with a letter addressed to the Commission as to whether they agree or disagree with the disclosures made herein. Mr. Stivers' response to the

Securities and Exchange Commission indicated he agreed with these disclosures.

                                LEGAL MATTERS

          The validity of the Shares offered hereby will be passed upon for the Company by the law firm of Robson & Miller, LLP, 666 Third Avenue, New York, New York 10017, telephone number (212) 949-1860. Robson & Miller, LLP was not hired on a contingent basis and is not receiving any interest, direct or indirect in the Company. Neither Robson & Miller, LLP or any of its partners or employees is a director, officer, employee, voting trustee, promoter or underwriter of the Company.

                                   EXPERTS

          The financial statements as and for the years ended December 31, 1997 and December 31, 1998 included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent auditors as set forth in their report, which contains an explanatory paragraph regarding the Company's ability to continue as a going concern, appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in auditing and accounting.

          No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy the securities to or from any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder at any time shall, under any circumstances, imply that there has been no change in the business or affairs of the Company since the date hereof or that the information in this Prospectus herein is correct as of any time subsequent to its date.

                          TABLE OF CONTENTS

                                                                    Page
Forward Looking Statement..........................................   2

Available Information .............................................   3

Prospectus Summary ................................................   4

           The Company ............................................   4

           The Offering ...........................................   6

           Summary Financial Data .................................   6

Risk Factors ......................................................   7

Use of Proceeds ...................................................  14

Determination of Price of Shares ..................................  14

Dilution ..........................................................  14

Selling Shareholders ..............................................  14

Plan of Distribution ..............................................  15

Legal Proceedings .................................................  16

Directors, Executive Officers, Promoters and
Control Persons ...................................................  19

           Identification of Directors and Officers ...............  19

           Business Experience ....................................  21

           Section 16(a) Beneficial Ownership
           Reporting Compliance....................................  23

           Committees .............................................  23

           Family Relationships ...................................  23

           Involvement in Certain Legal Proceedings ...............  23

Security Ownership of Certain Beneficial
Owners and Management .............................................  24

          Security Ownership of Certain Beneficial
          Owners ..................................................  24

           Changes in Control ......................................  27

Description of Securities ..........................................  27

           Authorized Capital Stock ................................  27

Indemnification of Directors, Officers,
Employees and Agents ...............................................  29

Description of Business ............................................  31

           Glossary of Terms .......................................  31

           History of the Company ..................................  32

           General .................................................  33

           Governmental Regulations ................................  36

           Principal Products or Services and Markets ..............  36

           Reserve Analyses ........................................  37

           Distribution Methods of Products or Services ............  38

           Status of Any Publicly Announced
           New Product or Service ..................................  38

           Competitive Business Conditions, Competitive
           Position in the Industry and
           Methods of Competition ..................................  39

           Sources and Availability of Raw Materials
           and Names of Principal Suppliers ........................  40

           Dependence on One or a Few Major Customers ..............  40

           Patents, Trademarks, Licenses, Franchises,
           Concessions, Royalty Agreements, Labor
           Contracts, including Duration ...........................  40

           Need for Governmental Approval of Principal
           Products or Services ....................................  40

           Effect of Existing or Probable Governmental
           Regulations on Business .................................  41

           Research and Development ................................  42

           Cost and Effects of Compliance with
           Environmental Laws ......................................  42

        Number of Total Employees and
        Number of Full-Time Employees....................................... 42

Management's Discussion and Analysis of Plan of Operation................... 43

        Results of Operations............................................... 45

        Liqudity............................................................ 46

        New Accounting Pronouncements....................................... 46

        Year 2000 Risks..................................................... 47

Description of Property..................................................... 48

        Property Location, Facilities, Size and Nature of Ownership......... 48

        Disclosure of Oil and Gas Operations................................ 48

Certain Relationships and Related Transactions.............................. 49

        Transactions with Management and Others............................. 49

        Indebtedness of Management.......................................... 51

        Parent of the Issuer................................................ 51

Market For Common Equity and Related Stockholder Matters.................... 52

        Market Information.................................................. 52

        Holders............................................................. 52

        Dividends........................................................... 53

Executvive Compensation..................................................... 53

        Summary Compensation Table.......................................... 54

        Option Grants in Last Fiscal Year .................................. 55

        Compensation of Directors .......................................... 55

        Employment Contracts ............................................... 55

        Bonuses and Deferred Compensation .................................. 56

        Pension Table ...................................................... 56

           Termination of Employment and Change of Control ........   56
Changes in and Disagreements with Accountants on
Accounting and Financial Disclosure ...............................   56
           Change from Price-Bednar, LLP, CPA to
           Charles M. Stivers, CPA ................................   56
           Change from Charles M. Stivers, CPA to
           BDO Seidman, LLP .......................................   58
Legal Matters .....................................................   59
Experts ...........................................................   59
Financial Statements ..............................................  F-1

           Audited Financial Statements for 1998 and 1997 .........  F-1
           Audited Statements of Revenues and Direct
           Operating Expenses of Properties Acquired
           from AFG Energy, Inc. .................................. F-33

           Pro Forma Combined Statements of Loss for
           Year Ended December 31, 1997 for AFG Energy,
           Inc. and Tengasco, Inc. regarding Sale of
           Assets from AFG Energy, Inc. ........................... F-41

                                                                  Tengasco, Inc.

                                               Consolidated Financial Statements
                                          Years Ended December 31, 1998 and 1997

                                                                  Tengasco, Inc.

                                                                        Contents


Report of Independent Certified Public Accountants                           F-3


Consolidated Financial Statements

   Balance sheets                                                            F-5

   Statements of loss                                                        F-6

   Statements of stockholders' equity                                        F-7

   Statements of cash flows                                                F-8-9

   Notes to financial statements                                         F-10-32

                         [Letterhead of BDO Seidman]


Report of Independent Certified Public Accountants

Board of Directors
  Tengasco, Inc.
Knoxville, Tennessee

We have audited the accompanying consolidated balance sheets of Tengasco, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of loss, stockholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tengasco, Inc. and subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and as of December 31, 1998 has a working capital deficiency. Further, management estimates that additional financing of approximately $5.0 million is required in order for the Company to complete Phase II of its pipeline facilities under construction. These matters raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/  BDO Seidman, LLP

Atlanta, Georgia
March 5, 1999

December 31,                                                                               1998                1997
-----------------------------------------------------------------------------------------------------------------------

Assets (Note 8)

Current
   Cash and cash equivalents                                                          $   913,194         $ 4,451,274
   Accounts receivable                                                                    147,050                   -
   Inventory                                                                              100,298             140,253
   Prepaid expenses                                                                             -             270,939
-----------------------------------------------------------------------------------------------------------------------

Total current assets                                                                    1,160,542           4,862,466

Oil and gas properties, net (on the basis
   of full cost accounting) (Note 5)                                                    7,747,655           6,872,571

Pipeline facilities under construction, at cost (Note 6)                                4,019,209           2,596,967

Other property and equipment, net (Notes 7 and 9)                                         461,009             302,146

Other                                                                                     137,362              10,661
-----------------------------------------------------------------------------------------------------------------------







                                                                                      $13,525,777         $14,644,811
-----------------------------------------------------------------------------------------------------------------------

                                                                  Tengasco, Inc.

                                                     Consolidated Balance Sheets

December 31,                                                                              1998                1997
-----------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Current
   Due to AFG Energy, Inc. (Note 3)                                                   $   953,895          $3,552,005
   Notes payable (Note 8)                                                               1,000,000           2,007,486
   Loans payable to affiliates (Note 4)                                                   413,800             252,398
   Current maturities of long-term debt (Note 9)                                           89,135              41,161
   Accounts payable - trade                                                               351,567             527,398
   Accrued liabilities                                                                    281,360             256,589
-----------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                               3,089,757           6,637,037

Due to AFG Energy, Inc. (Note 3)                                                          976,207           1,865,078

Long term debt, less current maturities (Note 9)                                        2,214,723             141,215
-----------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                       6,280,687           8,643,330
-----------------------------------------------------------------------------------------------------------------------

Commitments and contingencies (Notes 6, 8 and 10)
-----------------------------------------------------------------------------------------------------------------------

Stockholders' equity (Notes 8 and 11)
   Convertible redeemable preferred stock; redemption value
     $800,000; 8,000 shares outstanding                                                   800,000                   -
   Common stock, $.001 par value; authorized 50,000,000 shares,
     issued and outstanding 7,644,212 (7,029,835 in 1997)                                   7,644               7,029
   Common stock to be issued (Note 12)                                                    700,000                   -
   Additional paid-in capital                                                          16,796,038          13,470,446
   Unamortized stock option awards                                                       (162,500)            (63,540)
   Accumulated deficit                                                                (10,496,092)         (7,412,454)
-----------------------------------------------------------------------------------------------------------------------
                                                                                        7,645,090           6,001,481
   Due from stockholder (Note 12)                                                        (400,000)                  -
-----------------------------------------------------------------------------------------------------------------------

Total stockholders' equity                                                              7,245,090           6,001,481
-----------------------------------------------------------------------------------------------------------------------

                                                                                      $13,525,777         $14,644,811
-----------------------------------------------------------------------------------------------------------------------

                    See accompanying notes to consolidated financial statements.

                                                                  Tengasco, Inc.

                                                 Consolidated Statements of Loss


Years ended December 31,                                                                     1998                1997
-----------------------------------------------------------------------------------------------------------------------
                                                                                                            As restated
                                                                                                             (Note 17)

Oil and gas revenues                                                                   $2,078,101         $         -
-----------------------------------------------------------------------------------------------------------------------

Costs and expenses
   Production costs and taxes                                                           1,943,944               3,748
   Depletion, depreciation and amortization                                               290,030              79,267
   General and administrative costs                                                     1,372,132           1,535,841
   Interest expense                                                                       574,906           1,885,448
   Public relations                                                                       342,803             395,292
   Legal and accounting                                                                   656,104             390,297
   Realized (gain) loss on sale of investments                                            (18,180)             80,677
-----------------------------------------------------------------------------------------------------------------------

Total costs and expenses                                                                5,161,739           4,370,570
-----------------------------------------------------------------------------------------------------------------------

Net loss                                                                              $(3,083,638)        $(4,370,570)
-----------------------------------------------------------------------------------------------------------------------

Net loss per share - basic and diluted                                                    $(0.42)              $(0.71)
-----------------------------------------------------------------------------------------------------------------------

                    See accompanying notes to consolidated financial statements.

                                                                  Tengasco, Inc.

                                 Consolidated Statements of Stockholders' Equity


                                      Convertible                                                      Unamortized
                                      redeemable                                 Common    Additional       stock
                                      preferred        Common Stock               stock       paid-in      option   Accumulated
                                                 -------------------------
                                          stock      Shares       Amount       issuable       capital      awards       deficit
------------------------------------- ---------- ------------ ------------ -- ---------- ------------- ----------- -------------

Balance, December 31, 1996            $       -   5,707,827       $5,708      $       -  $  4,783,369   $(292,186)  $(3,041,884)

   Common stock issued for
     exercised options                        -     345,414          345              -        94,645           -             -

   Common stock issued for the
     extinguishment of debt (Note 7)          -      86,084           86              -       677,829           -             -

   Stock  option awards and
     amortization, net                        -           -            -              -      (175,069)    228,646             -

   Common stock options granted to
     non-employees                            -           -            -              -       295,419           -             -

   Common stock issued in private
     placements                               -     754,510          754              -     6,307,201           -             -

   Stock issued for loan
     origination fee (Note 8)                 -     100,000          100              -     1,024,900           -             -

   Stock issued for services                  -      36,000           36              -       462,152           -             -


   Net loss for the year ended
     December 31, 1997 - as                   -           -            -              -             -           -    (4,370,570)
     restated (Note 17)
------------------------------------- ---------- ------------ ------------ -- ---------- ------------- ----------- -------------

Balance, December 31, 1997                    -   7,029,835        7,029              -    13,470,446     (63,540)   (7,412,454)

   Issuance of convertible
     redeemable preferred stock
     (8,000 shares)                     800,000           -            -              -       (64,000)          -             -

   Common stock issued for
     exercised options                        -       2,250            2              -        15,748           -             -

   Stock  option awards and
      amortization, net                       -           -            -              -       325,000     (98,960)            -
                                                                                      -
   Common stock issued for loan fee           -      25,000           25              -       127,975           -             -

   Common stock issued in private
     placements, net of related
     expense                                  -     578,111          579              -     2,860,518           -

   Common stock to be issued in
     private placement                        -           -            -        700,000             -           -             -

   Common stock issued for
     compensation                             -       6,000            6              -        39,714           -             -

   Stock issued for services                  -       3,016            3              -        20,637           -

   Net loss for the year ended
     December 31, 1998                        -           -            -              -             -           -    (3,083,638)
------------------------------------- ---------- ------------ ------------ -- ---------- ------------- ----------- -------------

Balance, December 31, 1998             $800,000   7,644,212       $7,644       $700,000   $16,796,038   $(162,500) $(10,496,092)
------------------------------------- ---------- ------------ ------------ -- ---------- ------------- ----------- -------------

                    See accompanying notes to consolidated financial statements.

                                                                  Tengasco, Inc.

                                           Consolidated Statements of Cash Flows


Years ended December 31,                                                                     1998                1997
-----------------------------------------------------------------------------------------------------------------------
                                                                                                     As restated (Note
                                                                                                                   17)

Operating activities
   Net loss                                                                           $(3,083,638)        $(4,370,570)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depletion, depreciation and amortization                                           290,030              79,267
       Compensation and services paid in stock options and
         warrants and common stock                                                        286,400             736,183
       Interest expense paid by issuance of
         payable to affiliate                                                             163,800                   -
       Amortization of loan fees paid by issuance of
         common stock and stock options                                                         -           1,293,694
       Amortization of imputed value of stock warrants issued
         in connection with notes payable                                                       -             220,000
       Amortization of deferred loan costs                                                      -             170,833
       Amortization of deferred publicity costs                                           240,000                   -
       Changes in assets and liabilities:
         Accounts receivable                                                             (147,050)              4,658
         Inventory                                                                         39,955                   -
         Prepaid expenses and other assets                                                 32,238              (4,125)
         Accounts payable                                                                (175,831)            180,305
         Accrued liabilities                                                               24,771             148,333
-----------------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                                                  (2,329,325)         (1,541,422)
-----------------------------------------------------------------------------------------------------------------------

Investing activities
   Acquisition of certain assets of AFG Energy, Inc.                                   (2,990,253)                  -
   Additions to property and equipment                                                   (203,507)           (178,169)
   Net additions to oil and gas properties                                             (1,516,770)           (545,429)
   Proceeds on sale of oil and gas interests                                                    -             310,000
   Additions to pipeline facilities under construction                                 (1,422,242)         (1,709,652)
-----------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                                  (6,132,772)         (2,123,250)
-----------------------------------------------------------------------------------------------------------------------

                                                                  Tengasco, Inc.

                                           Consolidated Statements of Cash Flows


Years ended December 31,                                                                     1998                1997
-----------------------------------------------------------------------------------------------------------------------
                                                                                                           As restated
                                                                                                             (Note 17)
Financing activities
   Proceeds from exercise of options                                                       15,751                   -
   Proceeds from borrowings                                                             3,021,555           1,617,924
   Repayments of borrowings                                                            (1,831,685)            (51,478)
   Net proceeds from issuance of common stock                                           3,557,396           6,402,946
   Net proceeds from private placements of convertible
     redeemable preferred stock                                                           225,000                   -
   Payment of commissions on issuance of redeemable
     convertible preferred stock to extinguish debt                                       (64,000)                  -
-----------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                               4,924,017           7,969,392
-----------------------------------------------------------------------------------------------------------------------

Net change cash and cash equivalents                                                   (3,538,080)          4,304,720

Cash and cash equivalents, beginning of year                                            4,451,274             146,554
-----------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                                                $   913,194         $ 4,451,274
-----------------------------------------------------------------------------------------------------------------------

                    See accompanying notes to consolidated financial statements.

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


1.   Summary of                         Organization
     Significant Accounting
     Policies                           Tengasco, Inc. (the "Company"), a
                                        publicly held corporation, was
                                        organized under the laws of the State
                                        of Utah on April 18, 1916, as Gold
                                        Deposit Mining and Milling Company. The
                                        Company subsequently changed its name
                                        to Onasco Companies, Inc.

                                        Effective May 2, 1995, Industrial
                                        Resources Corporation, a Kentucky
                                        corporation ("IRC"), acquired voting
                                        control of the Company in exchange for
                                        approximately 60% of the assets of IRC.
                                        Accordingly, the assets acquired, which
                                        included certain oil and gas leases,
                                        equipment, marketable securities and
                                        vehicles, were recorded at IRC's
                                        historical cost. The transaction was
                                        accomplished through the Company's
                                        issuance of 4,000,000 shares of its'
                                        common stock and a $450,000, 8%
                                        promissory note payable to IRC. The
                                        promissory note was converted into
                                        83,799 shares of Tengasco, Inc. common
                                        stock in December 1995.

                                        The Company changed its domicile from
                                        the State of Utah to the State of
                                        Tennessee on May 5, 1995 and its name
                                        was changed from "Onasco Companies,
                                        Inc." to "Tengasco, Inc."

                                        The Company's principal business
                                        consists of oil and gas exploration,
                                        production and related property
                                        management in the Appalachian region of
                                        eastern Tennessee and in the state of
                                        Kansas. The Company's corporate offices
                                        are in Knoxville, Tennessee. The Company operates as one reportable business segment based on the similarity of activities.

                                        During 1996, the Company formed Tengasco
                                        Pipeline Corporation, a wholly-owned
                                        subsidiary, to manage the construction
                                        and operation of a 43 mile gas pipeline
                                        as well as other pipelines planned for
                                        the future.

                                        Consolidation

                                        The consolidated financial statements
                                        include the accounts of the Company,
                                        Tengasco Pipeline Corporation and
                                        Tennessee Land and Mineral, Inc. All
                                        significant intercompany balances and
                                        transactions have been eliminated.

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


                                        Cash and Cash Equivalents

                                        The Company considers all investments
                                        with a maturity of three months or less
                                        when purchased to be cash equivalents.

                                        Inventory

                                        Inventory consists primarily of crude
                                        oil in tanks and is carried at the lower of current market value or cost.

                                        Oil and Gas Properties

                                        The Company follows the full cost method of accounting for oil and gas property acquisition, exploration and development activities. Under this method, all productive and nonproductive costs incurred in connection with the acquisition of, exploration for and development of oil and gas reserves for each cost center are capitalized. Capitalized costs include lease acquisitions, geological and geophysical work, delay rentals and the costs of drilling, completing and equipping oil and gas wells. Gains or losses are recognized only upon sales or dispositions of significant amounts of oil and gas reserves. Proceeds from all other sales or dispositions are treated as reductions to capitalized costs.

                                        The capitalized costs of oil and gas
                                        properties, plus estimated future
                                        development costs relating to proved
                                        reserves and estimated costs of plugging and abandonment, net of estimated salvage value, are amortized on the unit-of-production method based on total proved reserves. The costs of unproved properties are excluded from amortization until the properties are evaluated, subject to an annual assessment of whether impairment has occurred. The costs of significant development projects awaiting completion of pipeline facilities are excluded from amortization until such time as the pipeline facilities are completed. The Company's proved gas reserves were estimated by Columbia Engineering, independent petroleum engineers, for the Kansas properties, and by Coburn Petroleum Engineering for the Tennessee properties.

                                        The capitalized oil and gas property and pipeline costs, less accumulated depreciation, depletion and amortization and related deferred income taxes, if any, are generally limited to an amount (the ceiling limitation) equal to the sum of: (a) the present value of estimated future net revenues computed by applying current prices in effect as of the balance sheet date (with

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements

                                        consideration of price changes only to
                                        the extent provided by contractual
                                        arrangements) to estimated future
                                        production of proved oil and gas
                                        reserves, less estimated future
                                        expenditures (based on current costs) to be incurred in developing and producing the reserves using a discount factor of 10% and assuming continuation of existing economic conditions; and

                                        (b) the cost of investments in
                                        unevaluated properties excluded from
                                        the costs being amortized. No ceiling
                                        writedown was recorded in 1998 or 1997.

                                        Pipeline Facilities Under Construction

                                        Pipeline facilities under construction
                                        are carried at cost. The Company will
                                        provide for depreciation of Phase II of
                                        the pipeline facilities using the
                                        straight-line method over the estimated
                                        useful life of the asset once this
                                        section of the pipeline is completed and placed in service. Phase II is expected to be completed in 1999. Accordingly, no depreciation expense has been recorded for 1998 and 1997 relating to Phase II of the pipeline facilities.

                                        Other property and Equipment

                                        Other property and equipment are carried at cost. The Company provides for depreciation of other property and equipment using the straight-line method over the estimated useful lives of the assets which range from five to seven years.

                                        Income Taxes

                                        The Company accounts for income taxes
                                        using the "liability method."
                                        Accordingly, deferred tax liabilities
                                        and assets are determined based on the
                                        temporary differences between the
                                        financial statement and tax bases of
                                        assets and liabilities, using enacted
                                        tax rates in effect for the year in
                                        which the differences are expected to
                                        reverse.

                                        Concentration of Credit Risk

                                        Financial instruments which potentially
                                        subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. At times, such cash in banks is in excess of the FDIC insurance limit. At December 31, 1998, the Company had deposits with one financial institution in an amount which exceeds the federally insured limit by approximately $700,000. The Company's primary business activities include oil and gas sales to several customers in the states of Tennessee and Kansas.

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


                                        The related trade receivables subject
                                        the Company to a concentration of credit risk within the oil and gas industry.

                                        Loss Per Common Share

                                        Basic loss per share is computed by
                                        dividing loss available to common
                                        shareholders by the weighted average
                                        number of shares outstanding during each year. Shares issued during the year are weighted for the portion of the year that they were outstanding. Diluted loss per share is calculated in a manner consistent with that of basic loss per share while giving effect to all dilutive potential common shares that were outstanding during the period. Basic and diluted loss per share are based upon 7,348,632 shares for the year ended December 31, 1998 and 6,189,293 shares for the year ended December 31, 1997. There were 475,827 and 618,551 potential weighted common shares
                                        outstanding during 1998 and 1997 related to common stock options and warrants. These shares were not included in the computation of the diluted loss per share amount because the Company was in a net loss position and, thus, any potential common shares were anti-dilutive.

                                        Accounting Estimates

                                        The accompanying financial statements
                                        are prepared in conformity with
                                        generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The actual results could differ from those estimates.

                                        Fair Values of Financial Instruments

                                        Fair values of cash and cash equivalents and short-term debt approximate cost due to the short period of time to maturity. Fair values of long-term debt are based on quoted market prices or pricing models using current market rates.

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


                                        Derivatives

                                        Beginning in December 1997, the Company
                                        began trading in derivative financial
                                        instruments for speculative purposes.
                                        Derivative financial instrument
                                        contracts entered into are comprised of
                                        natural gas future and option contracts.
                                        At December 31, 1998, there were no open positions in any derivative contracts. Net trading (gains) losses of $(18,180) and $80,677 are included in the accompanying Statements of Loss for the years ended December 31, 1998 and 1997, respectively.

                                        Significant Risks and Uncertainties

                                        The Company's operations are subject to
                                        all of the environmental and operational risks normally associated with the oil and gas industry. The Company maintains insurance that is customary in the industry; however, there are certain risks for which the Company does not maintain full insurance coverage. The occurrence of a significant event that is not fully covered by insurance could have a significant adverse effect on the Company's financial position.

                                        New Accounting Pronouncements

                                        SFAS No. 133, "Accounting for Derivative
                                        Instruments and Hedging Activities" is
                                        effective for all fiscal years beginning after June 15, 1999. This statement requires recognition of all derivative contracts as either assets or liabilities in the balance sheet and the measurement of them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of any gains or losses on the hedge with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


                                        Reclassifications

                                        Certain prior year amounts have been
                                        reclassified to conform with current
                                        year presentation.

2.   Going Concern                      The Company has experienced losses
     Uncertainty                        totalling $3,083,638 and $4,370,570 for
                                        the years ended December 31, 1998 and
                                        1997, respectively, and has a working
                                        capital deficit of $1,929,215 at
                                        December 31, 1998. In addition, as of
                                        December 31, 1998, management estimates
                                        that additional expenditures of
                                        approximately $5.0 are required to
                                        complete Phase II of its pipeline
                                        facilities under construction. These
                                        matters raise substantial doubt about
                                        the Company's ability to continue as a
                                        going concern. Management's plans
                                        include raising additional capital in
                                        order to complete the pipeline
                                        facilities and drilling additional oil
                                        and gas wells. The accompanying
                                        financial statements do not include any
                                        adjustments relating to the
                                        recoverability and classifications of
                                        recorded asset amounts or the amounts
                                        and classifications of liabilities that
                                        might be necessary should the Company be unable to continue as a going concern.

3.   Business                           On December 18, 1997, the Company
     Acquisition                        entered into an asset purchase
                                        agreement in which certain producing
                                        oil and gas properties and inventory
                                        located in the state of Kansas ("the
                                        Kansas Properties") were acquired from
                                        AFG Energy, Inc. ("AFG"). The
                                        agreement, which was effective as of
                                        December 31, 1997, closed on March 5,
                                        1998, whereby the Company paid
                                        $2,990,253 in cash and entered into a
                                        note payable agreement with AFG in the
                                        amount of $2,500,000. The note will
                                        accrue interest at 9.5% per annum for
                                        the period from December 1998 to May
                                        1999. After May 1999, the interest rate
                                        becomes 9% per annum. Monthly interest
                                        only payment are due from December 1998
                                        to May 1999. Monthly installments of
                                        principal and interest of $138,349 are
                                        due from June 1999 to December 1999.
                                        There is a balloon payment of $983,773
                                        due in January 2000. The acquisition
                                        has been accounted for as a purchase
                                        and, accordingly, the purchase price of
                                        $5,490,253 has been allocated to the
                                        assets acquired based on the estimated
                                        fair values at the date of acquisition
                                        as follows:

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


                                                                                                               Amount
                                        -----------------------------------------------------------------------------

                                        Inventory - oil in tanks                                           $  140,253
                                        -----------------------------------------------------------------------------

                                        Oil and gas properties

                                          Leasehold costs                                                   3,745,000
                                          Lease and well equipment                                          1,284,000
                                          Pipeline                                                            321,000
                                        -----------------------------------------------------------------------------

                                        Total oil and gas properties                                        5,350,000
                                        -----------------------------------------------------------------------------

                                                                                                           $5,490,253
                                        -----------------------------------------------------------------------------

                                        At December 31, 1997, the purchase price of the Kansas Properties is included in the Company's consolidated balance sheet. The results of operations are included in the consolidated financial statements for the year ended December 31, 1998.

                                        The unaudited pro forma results of
                                        operations presented below show the
                                        Company's operations for 1997 as though
                                        the acquisition had taken place at the
                                        beginning of the period. The pro forma
                                        results have been prepared for
                                        comparative purposes only, and are not
                                        necessarily indicative of what the
                                        actual results of operations would have
                                        been had the acquisition occurred at the beginning of the period, or what the results of operations of the Company will be in the future.

                                        Year ended December 31,                                                 1997

                                        -----------------------------------------------------------------------------

                                        Revenues                                                         $ 3,430,329
                                        Net loss                                                          (3,893,208)
                                        Basic and diluted loss per
                                          common share                                                   $     (0.63)
                                        -----------------------------------------------------------------------------

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


4.   Related Party                      The Company has a loan payable to a
     Transactions                       major stockholder in the amount of
                                        $250,000. The loan bears interest at
                                        the rate of 10% per annum and is due
                                        on demand. Additionally the Company has
                                        an account payable with no stated
                                        interest rate to the major stockholder
                                        in the amount of $163,800 at December
                                        31, 1998.

                                        In 1998, the Company incurred
                                        approximately $141,000 of consulting
                                        expenses payable to a member of the
                                        Board of Directors.

                                        During 1997, the Company converted
                                        approximately $344,000 and $138,000 of
                                        debt payable to related parties IRC and
                                        Tracmark, respectively, to common stock.

5.   Oil and Gas                        The following table sets forth
     Properties                         information  concerning the Company's
                                        oil and gas properties:

                                        December 31,                                      1998                  1997
                                        -----------------------------------------------------------------------------

                                        Evaluated                                   $7,846,793            $6,823,246
                                        Unevaluated                                    117,508                76,743
                                        -----------------------------------------------------------------------------
                                                                                     7,964,301             6,899,989

                                        Accumulation depreciation,
                                          depletion and amortization                  (216,646)              (27,418)
                                        -----------------------------------------------------------------------------

                                                                                     $7,747,655           $6,872,571
                                        -----------------------------------------------------------------------------

                                        Evaluated costs excluded from
                                        amortization at December 31, 1997,
                                        consist of approximately $913,000, of
                                        costs relating to the Company's Swan
                                        Creek development project which was
                                        awaiting the completion of Phase I of a
                                        gas pipeline (Note 6).

6.   Pipeline Facilities                In 1996, the Company began construction
     Under Construction                 of a 43-mile gas pipeline which will
                                        (1) connect the Swan Creek development
                                        project to a gas purchaser and
                                        (2) enable the Company to develop gas
                                        transmission business opportunities in
                                        the future. Phase I, a 23 mile portion
                                        of the pipeline, was completed in 1998.

                                        As of December 31, 1998, management
                                        estimates the costs to complete Phase II of the pipeline are approximately $5.0 million.

                                        In January 1997, the Company entered
                                        into an agreement with the

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


                                        Tennessee Valley Authority ("TVA")
                                        whereby the TVA allows the Company to
                                        bury the pipeline within the TVA's
                                        transmission line rights-of-way. In
                                        return for this right, the Company paid
                                        $35,000 plus agreed to annual payments
                                        of approximately $6,200 for 20 years.
                                        This agreement expires in 2017 at which
                                        time the parties may renew the
                                        agreement for another 20 year term in
                                        consideration of similar
                                        inflation-adjusted payment terms.

7.   Other Property                     Other property and equipment consisted
     and Equipment                      of the following:

                                                                                               1998            1997
                                        -----------------------------------------------------------------------------

                                        Machinery and equipment                            $337,070        $277,433
                                        Vehicles                                            356,336         231,228
                                        Other                                               118,593          44,971
                                        -----------------------------------------------------------------------------

                                                                                            811,999         553,632

                                        Less accumulated depreciation                      (350,990)       (251,486)
                                        -----------------------------------------------------------------------------

                                        Other property and equipment - net                 $461,009        $302,146
                                        -----------------------------------------------------------------------------

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


8. Notes Payable                        Notes payable consisted of the
                                        following:

                                                                                           1998                 1997
                                        -----------------------------------------------------------------------------
                                        Note payable to an individual;
                                        approximately $500,000 paid in each of
                                        January 1998 and July 1998 with interest
                                        paid quarterly at 11% per annum;
                                        collateralized by equipment owned by a
                                        major shareholder of the Company. An
                                        affiliate served as guarantor on the
                                        loan. The Company provided the lender
                                        with 100,000 shares of common stock as a
                                        loan origination fee. In conjunction
                                        with the loan agreement, the lender has
                                        an option to purchase 300,000 shares of
                                        the Company's common stock from IRC.

                                                                                    $         -           $1,007,486

                                        Note  payable, in default, to  an
                                        investment company due May 1997 with
                                        interest payable monthly at 10% per
                                        annum; collateralized by a
                                        subordinated security interest in
                                        all assets of the Company (A).
                                                                                        500,000              500,000

                                        Note payable, in default, to an
                                        individual due April 1997 with interest
                                        payable monthly at 10% per annum;
                                        collateralized by all assets
                                        of the Company (A), (B).                        250,000              250,000

                                        Note payable, in default, to a company
                                        due April 1997 with interest payable
                                        monthly at 10% per annum; collateralized by all assets of the Company (A).

                                                                                        250,000              250,000
                                        -----------------------------------------------------------------------------

                                                                                     $1,000,000           $2,007,486
                                        -----------------------------------------------------------------------------

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


                                        In conjunction with the issuance of the
                                        notes payable denoted in (A) and (B)
                                        listed above, the Company granted the
                                        lenders detachable stock warrants which
                                        enable the holder to obtain up to
                                        200,000 shares of the Company's common
                                        stock at a price of $5 per share.

                                        (A) These notes had not been repaid as
                                        of the above noted due dates. As noted
                                        in (C) below, the Company has filed a
                                        claim against the lenders.

                                        (B) In March 1997, the individual note
                                        holder filed a lawsuit asserting the
                                        Company was in default of the $250,000
                                        note. This action seeks the principal
                                        amount, interest, and costs of
                                        collection. The parties have agreed to a settlement in principle whereby the Company would pay the individual lender approximately $286,000. As part of the settlement, the 50,000 warrants to purchase common stock of the Company that this individual lender holds will be deemed null and void and unenforceable.

                                        (C) Also in March 1997, the Company
                                        filed a claim against the three lenders
                                        discussed in (A) and (B) above and a
                                        former officer of the Company asserting
                                        that the Company did not authorize the
                                        issuances of certain stock warrants
                                        related to the borrowings and seeking
                                        rescission of the warrant agreements.
                                        The Company is disputing the validity of the stock warrant agreements based upon certain provisions which were not authorized by the board of directors. If the Company is unsuccessful in its attempt to rescind these stock warrant agreements, these provisions could result in the lenders obtaining additional shares and a potential controlling interest, as the stock warrant agreements provide for the granting of increasing amounts of shares, at pro-rata reduced prices, if the market price of the Company's stock is below $16 per share.

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


9. Long Term Debt                       Long-term debt consisted of the
                                        following:

                                                                                           1998                 1997
                                        -----------------------------------------------------------------------------
                                        Note payable to an institution, due
                                        October 2003, with interest payable
                                        monthly at 8% per annum. Note is
                                        convertible into Common Stock of the
                                        Company at a rate of $6.25 per share
                                        of Common Stock.                             $1,500,000                    -

                                        Note payable to an individual; entire
                                        principal balance due December 2001,
                                        with interest payable quarterly at 8%
                                        per annum. Note is convertible into
                                        common stock of the Company at a rate of
                                        $5.00 per share of common stock.                500,000                    -

                                        11 vehicle and equipment notes having
                                        interest at the rate of 8% to 12% per
                                        annum collateralized by vehicles and
                                        equipment with monthly payments
                                        including interest of $385 to $2,941 due
                                        2000 to 2003, collateralized by vehicles
                                        and equipment.                                  303,858              182,376


                                        Total long term debt                          2,303,858              182,376
                                        Less current maturities                         (89,135)             (41,161)
                                        -----------------------------------------------------------------------------

                                        Long term debt, less current
                                          maturities                                 $2,214,723             $141,215
                                        -----------------------------------------------------------------------------

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


                                        The aggregate maturities of long term
                                        debt for the five years ending December
                                        31, 2003, are as follows:

                                        Year                              Amount
                                        ----------------------------------------

                                        1999                        $     89,135
                                        2000                              86,962
                                        2001                             584,586
                                        2002                              36,187
                                        2003                           1,506,988
                                        ----------------------------------------

                                                                    $  2,303,858
                                        ----------------------------------------


10.    Commitments                      The Company is a party to lawsuits in
       and Contingencies                the ordinary course of its business.
                                        While the damages sought in some of
                                        these actions are material, the Company
                                        does not believe that it is probable
                                        that the outcome of any individual
                                        action will have a material adverse
                                        effect, or that it is likely that
                                        adverse outcomes of individually
                                        insignificant actions will be sufficient enough, in number or magnitude, to have a material adverse effect in the aggregate.

                                        As of December 31, 1998, the approximate future minimum payments to be made under noncancellable operating leases were:

                                        Year                              Amount
                                        ----------------------------------------

                                        1999                           $  86,000
                                        2000                              69,000
                                        2001                              14,000
                                        2002                              12,000
                                        2003                               7,000
                                        ----------------------------------------

                                                                       $ 188,000
                                        ----------------------------------------

                                        Rent expense was approximately $50,000
                                        and $60,000 for the years ended December
                                        31, 1998 and 1997, respectively.

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


11.    Convertible                      The Company is authorized to issue
       Redeemable                       25,000,000  shares of preferred  stock,
       Preferred Stock                  with $.0001 par value.

                                        In October 1998, the Company completed
                                        the issuance of 5,750 shares of its
                                        Convertible Redeemable Preferred Stock
                                        to extinguish $575,000 of notes payable.
                                        The Company paid $46,000 on commissions
                                        on the placement of the 5,750 shares of
                                        Preferred Stock. The Company issued an
                                        additional 2,250 shares of Preferred
                                        Stock in December 1998 for approximately
                                        $225,000 which netted the Company
                                        $207,000 after commissions.

                                        The Preferred Stock is entitled to a
                                        cumulative dividend of 8% per quarter.
                                        In the event that the Company does not
                                        make any two of six consecutive
                                        quarterly dividend payments, the holders of the Preferred Stock may appoint those directors which would constitute of majority of the Board of Directors. In such a scenario, the holders of the Preferred Shares would be entitled to elect a majority of the Board of Directors until all accrued and unpaid dividends have been paid.

                                        Shares of the Redeemable Preferred Stock are immediately convertible into shares of Common Stock. Each $100 liquidation preference share of preferred stock and a rate of $5.75 per share of common stock. The conversion rate is subject to downward adjustment if the Company subsequently issues shares of common stock for consideration less than $5.75 per share.

                                        The Company may redeem the Preferred
                                        Shares upon payment of $100 per share
                                        plus any accrued and unpaid dividends.

12.    Common Stock to be               In 1998, an institution purchased
       Issued and Due from              140,000 shares of common stock for
       Stockholder                      $700,000. As of December 31, 1998, the
                                        stockholder owed the Company $400,000
                                        for the stock purchase. Additionally,
                                        as of December 31, 1998, the Company
                                        had not issued the shares. The entire
                                        $700,000 is included as common stock to
                                        be issued on the accompanying
                                        consolidated balance sheet.

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


13.    Stock Options                    Changes that occurred in options
                                        outstanding in 1998 and 1997 are
                                        summarized below:

                                                                         1998                         1997
                                                               -------------------------     ------------------------
                                                                                 Average                      Average
                                                                                Exercise                     Exercise
                                                                     Shares        Price         Shares         Price
                                        ------------------------------------------------------------------------------
                                        Outstanding,
                                          beginning
                                           of year                 460,000        $5.31       1,202,420        $3.30
                                        Granted                    150,000         6.50         230,000         5.00
                                        Exercised                   (2,250)        7.00        (345,414)        0.28
                                        Expired/canceled          (232,750)        5.00        (627,006)        5.36

                                        Outstanding,
                                          end of year              375,000         5.80         460,000         5.31

                                        Exercisable,
                                          end of year              325,000         5.62         354,583         5.44
                                        ------------------------------------------------------------------------------
                                        The following table summarizes
                                        information about stock options
                                        outstanding at December 31, 1998:
                                                                                                            Options
                                                             Options Outstanding                        Exercisable
                                                 ---------------------------------------------     -----------------
                                                                                    Average
                                                                                  Remaining
                                                                                Contractual
                                                 Exercise                              Life
                                                    Price           Shares          (years)                  Shares
                                        ----------------------------------------------------------------------------
                                                $5.00              225,000           0.33                   225,000
                                                 7.00              150,000           1.28                   100,000
                                                                   -------                                  -------

                                        Total                      375,000                                  325,000
                                        ----------------------------------------------------------------------------

                                        The fair value of stock options used to
                                        compute compensation expense to
                                        non-employees is the estimated present
                                        value at grant date using the
                                        Black-Scholes option-pricing model with
                                        the following weighted average
                                        assumptions for 1997: expected
                                        volatility of 54%; a risk-free interest
                                        rate of 5.76% and an expected option
                                        life of 1.25 years. No options were
                                        granted to non-employees in 1998.

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


                                        The amount of compensation expense
                                        included in general and administrative
                                        costs in the accompanying consolidated
                                        statements of loss was approximately
                                        $226,000 and $220,000 for the years
                                        ended December 31, 1998 and 1997,
                                        respectively.

                                        Statement of Financial Accounting
                                        Standards No. 123, ("SFAS 123"),
                                        "Accounting for Stock-Based
                                        Compensation" was implemented in January
                                        1996. As permitted by SFAS 123, the
                                        Company has continued to account for
                                        stock compensation to employees by
                                        applying the provisions of Accounting
                                        Principles Board Opinion No. 25. If the
                                        accounting provisions of SFAS 123 had
                                        been adopted, net loss and loss per
                                        share would have been as follows:

                                                                                           1998                1997
                                        -----------------------------------------------------------------------------
                                        Net loss
                                            As reported                             $(3,083,638)        $(4,370,570)
                                            Pro forma                                (3,356,411)         (4,507,821)
                                        -----------------------------------------------------------------------------

                                        Basic and diluted loss per share
                                            As reported                             $     (0.42)        $     (0.71)
                                            Pro forma                                     (0.46)              (0.73)
                                        -----------------------------------------------------------------------------

                                        For employees, the fair value of stock
                                        options used to compute pro forma net
                                        loss and loss per share disclosures is
                                        the estimated present value at grant
                                        date using the Black-Scholes
                                        option-pricing model with the following
                                        weighted average assumptions for 1998
                                        and 1997: Expected volatility of 87% for 1998 and 54% for 1997; a risk free interest rate of 6.50% in 1998 and 5.76% in 1997; and an expected option life of
                                        1.50 years in 1998 and 1.25 years in
                                        1997.

14.    Income Taxes                     The Company had no taxable income during
                                        the years ended  December 31, 1998
                                        and 1997.

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


                                        A reconciliation of the statutory U.S.
                                        Federal income tax and the income tax
                                        provision included in the accompanying
                                        consolidated statements of loss is as
                                        follows:

                                        Year ended December 31,                            1998               1997
                                        -----------------------------------------------------------------------------
                                        Statutory rate                                       34%                34%
                                        Tax (benefit) at statutory rate             $(1,048,000)       $(1,486,000)
                                        State income tax (benefit)                     (185,000)          (248,000)
                                        Nondeductible interest expense                  100,000            126,000
                                        Other                                            28,000             (9,000)
                                        Increase in deferred tax asset
                                          valuation allowance                         1,105,000          1,617,000
                                        -----------------------------------------------------------------------------

                                        Total income tax provision                  $         -        $         -
                                        -----------------------------------------------------------------------------

                                        The components of the net deferred tax
                                        assets and liabilities are as follows:

                                        Year ended December 31,                              1998              1997
                                        -----------------------------------------------------------------------------

                                          Net operating loss carryforward              $3,546,000       $ 2,381,000
                                          Capital loss carryforward                       263,000           270,000
                                          Accrued expenses                                 90,000           323,000
                                        -----------------------------------------------------------------------------

                                                                                        3,899,000         2,974,000

                                        Valuation allowance                            (3,899,000)       (2,794,000)
                                        -----------------------------------------------------------------------------

                                                                                                -           180,000
                                        -----------------------------------------------------------------------------

                                        Deferred tax liability:
                                          Oil and gas properties                                -           155,000
                                          Property and equipment                                -            25,000
                                        -----------------------------------------------------------------------------

                                                                                                -           180,000
                                        -----------------------------------------------------------------------------

                                        Net deferred taxes                             $        -       $         -
                                        -----------------------------------------------------------------------------

                                        The Company recorded a valuation
                                        allowance at December 31, 1998 and 1997
                                        equal to the excess of deferred tax
                                        assets over deferred tax liabilities as management is unable to determine that these tax benefits are more likely than not to be realized.

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


                                        As of December 31, 1998, the Company had net operating loss carryforwards of approximately $8,864,000 which will expire, if not utilized, as follows:

                                        Year                              Amount
                                        ----------------------------------------

                                        2010                          $  587,000
                                        2011                           1,399,000
                                        2012                           4,067,000
                                        2013                           2,811,000
                                        ----------------------------------------

                                        Total                         $8,864,000
                                        ----------------------------------------

                                        Additionally, at December 31, 1998, the
                                        Company had capital loss carryforwards
                                        of approximately $657,000 which will
                                        expire, if not offset against capital
                                        gains, as follows: 2001- $576,000,
                                        2002-$81,000.

15.    Supplemental Cash                The Company paid approximately $328,000
       Flow Information                 and $282,000 for interest in 1998 and
                                        1997, respectively. The Company paid $0
                                        for income taxes in 1998 and 1997.

                                        In 1997, the Company issued 86,084
                                        shares of common stock to extinguish
                                        approximately $484,000 of debt, which
                                        approximated the fair value of the
                                        shares.

                                        In 1998, the Company paid for
                                        commissions on certain private
                                        placements of common stock by granting
                                        to the brokers oil and gas properties
                                        recorded at an aggregate historical cost of $396,300.

                                        In 1998, the Company issued 25,000
                                        shares of common stock with a fair value of approximately $128,000 to an institutional lender as a loan fee.

                                        In 1998, the Company issued 5,750 shares of redeemable, convertible preferred stock to extinguish approximately $575,000 of debt, which approximated the fair value of the shares.

                                        In 1998, the Company issued a payable to the major stockholder in the amount of $163,800 as payment for that stockholder's payment of interest expense in the same amount on behalf of the Company.

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements



16.    Supplemental Oil and             Information with respect to the
       Gas Information                  Company's oil and gas producing
                                        activities is presented in the
                                        following tables. Estimates of reserve
                                        quantities, as well as future
                                        production and discounted cash flows
                                        before income taxes, were determined by
                                        both Coburn Petroleum Engineering and
                                        Columbia Engineering, independent
                                        petroleum engineers, as of December 31,
                                        1998 and 1997.

                                        Oil and Gas Related Costs

                                        The following table sets forth
                                        information concerning costs related to
                                        the Company's oil and gas property
                                        acquisition, exploration and development activities in the United States during the years ended December 31, 1998 and 1997:

                                                                                             1998              1997
                                        -----------------------------------------------------------------------------
                                        Property acquisition
                                          Proved                                       $   74,613        $5,406,080
                                          Unproved                                         46,631            50,424
                                        Less - proceeds from sales of
                                          properties                                     (565,000)         (310,000)
                                        Development costs                               1,935,509           438,924
                                        -----------------------------------------------------------------------------

                                                                                       $1,491,753        $5,585,428
                                        -----------------------------------------------------------------------------

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


                                        Results of Operations from Oil and Gas
                                        Producing Activities

                                        The following table sets forth the
                                        Company's results of operations from oil and gas producing activities for the years ended December 31, 1998 and 1997:

                                                                                              1998             1997
                                        -----------------------------------------------------------------------------
                                        Revenues                                       $ 2,078,101         $      -
                                        Production costs and taxes                      (1,943,944)          (3,748)
                                        Depreciation, depletion and
                                            amortization                                  (189,227)         (44,673)
                                        -----------------------------------------------------------------------------

                                        Loss before income taxes                           (55,070)         (48,421)
                                        Income taxes                                             -                -
                                        -----------------------------------------------------------------------------

                                        Loss from oil and gas
                                            producing activities                       $   (55,070)        $(48,421)
                                        -----------------------------------------------------------------------------

                                        In the presentation above, no deduction
                                        has been made for indirect costs such as corporate overhead or interest expense. No income taxes are reflected above due to the Company's tax loss carryforwards. The Company had no production of oil or gas during 1997.

                                        Oil and Gas Reserves (unaudited)

                                        The following table sets forth the
                                        Company's net proved oil and gas
                                        reserves at December 31, 1998 and 1997
                                        and the changes in net proved oil and
                                        gas reserves for the years then ended.
                                        Proved reserves represent the estimated
                                        quantities of crude oil and natural gas
                                        which geological and engineering data
                                        demonstrate with reasonable certainty to be recoverable in the future years from known reservoirs under existing economic and operating conditions. The reserve information indicated below requires substantial judgment on the part of the reserve engineers, resulting in estimates which are not subject to precise determination. Accordingly, it is expected that the estimates of reserves will change as future production and development information becomes available and that revisions in these estimates could be significant. Reserves are measured in barrels (bbls) in the case of oil, and units of one thousand cubic feet (MCF) in the case of gas.

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements

                                                                                       Oil (bbls)          Gas (Mcf)
                                        -----------------------------------------------------------------------------
                                        Proved reserves
                                          Balance, January 1, 1997                        101,565         22,567,355
                                             Discoveries and extensions                   198,065             75,476
                                             Acquisition of proved reserves             1,884,448          2,654,250
                                             Revisions of previous estimates            (101,565)         (4,679,460)
                                             Production                                         -                  -
                                        -----------------------------------------------------------------------------

                                          Balance, December 31, 1997                    2,082,513         20,617,621
                                             Discoveries and extensions                   480,168         23,046,923
                                             Revisions of previous estimates            (787,982)          2,930,005
                                             Production                                 (150,077)           (418,524)
                                        -----------------------------------------------------------------------------

                                          Balance, December 31, 1998                    1,624,622         46,176,025
                                        -----------------------------------------------------------------------------

                                        Proved developed producing
                                          reserves at, December 31, 1998                1,195,988         45,217,588
                                        -----------------------------------------------------------------------------

                                        Proved developed producing
                                          reserves at, December 31, 1997                1,277,707          1,284,980
                                        -----------------------------------------------------------------------------

                                        Of the Company's total proved reserves
                                        as of December 31, 1998 and 1997,
                                        approximately 39% and 27%, respectively, were classified as proved developed producing, 11% and 34%, respectively, were classified as proved developed non-producing and 50% and 39%, respectively, were classified as proved undeveloped. All of the Company's reserves are located in the continental United States.

                                        Standardized Measure of Discounted
                                        Future Net Cash Flows (unaudited)

                                        The standardized measure of discounted
                                        future net cash flows from the Company's proved oil and gas reserves at December 31, 1998 and 1997 is presented in the following table:

                                                                                              1998             1997
                                        -----------------------------------------------------------------------------
                                        Future cash inflows                           $101,349,850     $ 87,493,504
                                        Future production costs and taxes              (13,624,916)     (21,813,667)
                                        Future development costs                        (5,023,550)      (2,873,550)
                                        Future income tax expenses                     (17,494,835)     (12,918,485)
                                        -----------------------------------------------------------------------------

                                        Net future cash flows                           65,206,549       49,887,802

                                        Discount at 10% for timing of cash flows       (22,230,557)     (17,864,113)
                                        -----------------------------------------------------------------------------

                                        Discounted future net cash flows from
                                          proved reserves                             $ 42,975,992     $ 32,023,689
                                        -----------------------------------------------------------------------------

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


                                        The following table sets forth the
                                        changes in the standardized measure of
                                        discounted future net cash flows from
                                        proved reserves during 1998 and 1997:

                                                                                             1998              1997
                                        -----------------------------------------------------------------------------
                                        Balance, beginning of year                    $32,023,689       $30,378,513
                                        Sales, net of production costs
                                            and taxes                                    (134,157)            3,748
                                        Acquisition of proved reserves                          -        10,351,389
                                        Discoveries and extensions                     24,299,945         1,984,106
                                        Changes in prices and
                                            production costs                          (10,136,203)      (13,640,812)
                                        Revisions of quantity estimates                (1,793,040)       (8,576,161)
                                        Changes in development costs                   (2,411,493)        3,882,741
                                        Net change in income taxes                     (2,799,046)        3,454,082
                                        Interest factor - accretion of discount         3,953,919         4,134,810
                                        Changes in production rates
                                            and other                                     (27,622)           51,273
                                        -----------------------------------------------------------------------------

                                        Balance, end of year                          $42,975,992       $32,023,689
                                        -----------------------------------------------------------------------------

                                        The acquisition of proved reserves in
                                        1997 relates to the Kansas Properties.

                                        Estimated future net cash flows
                                        represent an estimate of future net
                                        revenues from the production of proved
                                        reserves using current sales prices,
                                        along with estimates of the operating
                                        costs, production taxes and future
                                        development and abandonment costs (less
                                        salvage value) necessary to produce such reserves. The average prices used at December 31, 1998 and 1997 were $8.32 and $16.53 per barrel of oil and $1.90
                                        and $2.57 per mcf of gas, respectively.
                                        No deduction has been made for
                                        depreciation, depletion or any indirect
                                        costs such as general corporate overhead or interest expense.

                                        Operating costs and production taxes are estimated based on current costs with respect to producing gas properties. Future development costs are based on the best estimate of such costs assuming current economic and operating conditions.

                                                                 Tengasco, Inc.

                                     Notes to Consolidated Financial Statements


                                        Income tax expense is computed based on
                                        applying the appropriate statutory tax
                                        rate to the excess of future cash
                                        inflows less future production and
                                        development costs over the current tax
                                        basis of the properties involved, less
                                        applicable carryforwards, for both
                                        regular and alternative minimum tax.

                                        The future net revenue information
                                        assumes no escalation of costs or
                                        prices, except for gas sales made under
                                        terms of contracts which include fixed
                                        and determinable escalation. Future
                                        costs and prices could significantly
                                        vary from current amounts and,
                                        accordingly, revisions in the future
                                        could be significant.

17. Restatement of 1997                 The Company has restated the 1997
    Financial Statements                financial statements to reflect changes
                                        to amounts recorded for interest
                                        expense and additional paid-in capital

                                        relative to the issuance of 86,084
                                        shares of common stock to extinguish
                                        approximately $484,000 of debt. The
                                        value assigned to shares issued was
                                        consistent with the value received in
                                        the private placement of shares with
                                        third parties.

                                        With respect to the 1997 financial
                                        statements, the restatement resulted in
                                        the recording of additional interest
                                        expense of $193,694 which increased the
                                        net loss by $193,694 ($0.04 basic and
                                        diluted loss per common share). The
                                        restatement has no effect on total
                                        stockholders' equity or on net cash used in operating activities.

                                        These matters are summarized in the
                                        table below:

                                        Year ended December 31, 1997
                                        -----------------------------------------------------------------------------
                                        Net loss as originally stated:                                   $(4,176,876)
                                            Adjustment:                                                     (193,694)
                                        -----------------------------------------------------------------------------

                                        Net loss as restated:                                            $(4,370,570)
                                        -----------------------------------------------------------------------------

                                        Basic and diluted loss per common share:
                                        Net loss per share as originally stated:                             $(0.67)
                                            Adjustment:                                                       (0.04)
                                        -----------------------------------------------------------------------------

                                        Net loss per share, as restated                                      $(0.71)
                                        -----------------------------------------------------------------------------

                                Kansas Properties




--------------------------------------------------------------------------------
                                                      Statements of Revenues and
                                                       Direct Operating Expenses
                                          Years Ended December 31, 1997 and 1996

                                                               Kansas Properties

                                                                        Contents

--------------------------------------------------------------------------------


                  Independent Auditors' Report                                 2

                  Financial Statements

                      Statements of revenues and direct                        3
                          operating expenses

                      Notes to financial statements                          4-7

Independent Auditors' Report

Board of Directors
    Tengasco, Inc.
Knoxville, Tennessee

We have audited the accompanying statements of revenues and direct operating expenses of the properties acquired by Tengasco, Inc. from AFG Energy, Inc. ("the Kansas Properties") for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of AFG Energy, Inc. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared on the basis discussed in
Note 1 and are for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion in certain SEC regulatory reports and filings of Tengasco, Inc. and are not intended to be a complete presentation of the revenues and expenses of the Kansas Properties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Kansas Properties for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

                                        /s/ BDO Seidman, LLP

                                        BDO Seidman, LLP

Atlanta, Georgia
March 12, 1998

                                                               Kansas Properties

                                                      Statements of Revenues and
                                                       Direct Operating Expenses

--------------------------------------------------------------------------------


Year ended December 31,                              1997                1996
--------------------------------------------------------------------------------

Revenues

   Oil                                           $ 2,687,816        $ 2,378,882
   Gas                                               742,513            789,613
--------------------------------------------------------------------------------
Total revenues                                     3,430,329          3,168,495
Direct operating expenses                         (2,207,201)        (1,936,272)

--------------------------------------------------------------------------------

Revenues in excess of direct operating expenses  $ 1,223,128        $ 1,232,223
================================================================================
                                 See accompanying notes to financial statements.

                                                               Kansas Properties

                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


1.   Basis of Presentation              Pursuant to an agreement effective
                                        December 31, 1997, Tengasco, Inc.
                                        acquired AFG Energy, Inc.'s interest in
                                        certain producing oil and gas properties located in the state of Kansas ("the
                                        Kansas Properties"). The acquisition has been accounted for as a purchase and the results of operations for the Kansas
                                        Properties will be included in
                                        Tengasco's results of operations
                                        beginning January 1, 1998.

                                        The accompanying statements of revenues
                                        and direct operating expenses ("the
                                        Historical Statements") were prepared
                                        from the historical accounting records
                                        of AFG Energy, Inc. The Historical
                                        Statements are presented using accrual
                                        basis, successful efforts accounting for oil and gas activities, in accordance with generally accepted accounting principles.

                                        Gross revenues and direct operating
                                        expenses included herein are not
                                        necessarily representative of future
                                        operations. Additionally, the Historical
                                        Statements do not include depreciation,
                                        depletion and amortization,
                                        administrative and general expenses,
                                        interest expenses, or Federal and state
                                        income taxes.

                                        Complete financial statements, including a balance sheet, are not presented as the Kansas Properties were not maintained as a separate business unit, and assets, liabilities or indirect operating costs applicable to the Kansas Properties were not segregated. Accordingly, it is not practicable to identify all assets, liabilities or indirect operating costs applicable to the Kansas Properties.

2.   Supplemental Oil and               Estimated Quantities of Proved Oil and
     Gas Information                    Gas Reserves (Unaudited)
     (Unaudited)
                                        The reserve information presented below
                                        is based on the December 31, 1997
                                        reserve report prepared by an
                                        independent petroleum engineer. The
                                        December 31, 1996 and 1995 information
                                        has been computed by adjusting the
                                        December 31, 1997 reserve report for
                                        production and known purchases.

                                                               Kansas Properties

                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


                                        Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

                                        Below are the net quantities of proved
                                        reserves and proved developed reserves
                                        for the Kansas Properties:

                                                                                       Oil (Bbls)          Gas (Mcf)
                                        ----------------------------------------------------------------------------
                                        Proved reserves at December
                                           31, 1995                                    1,466,489           3,439,692
                                        Production                                      (114,660)           (432,753)
                                        Acquisition of proved reserves                   674,154                 869
                                        ----------------------------------------------------------------------------
                                        Proved reserves at December
                                           31, 1996                                    2,025,983           3,007,808
                                        Production                                      (141,535)           (353,558)
                                        ----------------------------------------------------------------------------
                                        Proved reserves at December
                                           31, 1997                                    1,884,448           2,654,250
                                        ----------------------------------------------------------------------------
                                        Proved developed producing
                                           reserves at December 31, 1997               1,277,707           1,384,980
                                        ----------------------------------------------------------------------------
                                        Proved developed producing
                                           reserves at December 31, 1996               1,419,244           1,738,539
                                        ----------------------------------------------------------------------------

                                        Standardized Measure of Discounted
                                        Future Net Cash Flows (Unaudited)

                                        The Standardized Measure of Discounted
                                        Future Net Cash Flows Relating to Proved
                                        Oil and Gas Reserves ("the Standardized
                                        Measure") is a disclosure requirement
                                        under Statement of Financial Accounting
                                        Standards No. 69. The Standardized
                                        Measure does not purport to present the
                                        fair market value of the proved oil and
                                        gas reserves. This would require
                                        consideration of expected future
                                        economic and operating conditions, which are not taken into account in calculating the Standardized Measure.

                                                               Kansas Properties

                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


                                        Under the Standardized Measure, 1997 and
                                        1996 future cash inflows were estimated
                                        by applying December 31, 1997 and 1996
                                        prices, respectively, adjusted for fixed and determinable escalations, to the estimated future production of proved reserves. Future cash inflows for 1997 and 1996 were reduced by estimated future production, development and dismantlement costs based on 1997 and 1996 year-end costs, respectively, to determine pre-tax cash inflows. Future net cash inflows were discounted using a 10% annual discount rate to arrive at the Standardized Measure. No deduction has been made for general and administrative expenses, interest expense, provisions for depreciation, depletion or amortization, or taxes on income.

                                        The following Standardized Measure and
                                        changes in the Standardized Measure are
                                        based on the reserve estimate performed
                                        as of December 31, 1997, using
                                        appropriate year-end prices and costs.

                                        Set forth below is the Standardized
                                        Measure (before income taxes) relating
                                        to proved oil and gas reserves at
                                        December 31, 1997 and 1996:

                                                                                           1997                1996
                                        ----------------------------------------------------------------------------
                                        Future cash inflows                          $ 36,523,378        $ 55,344,098
                                        Future production costs and
                                        taxes                                         (18,128,184)        (18,854,868)
                                        Future development costs                       (1,336,050)         (1,855,550)
                                        ----------------------------------------------------------------------------
                                        Future net cash inflows                        17,059,144          34,633,680
                                        Discount at 10% for timing of
                                        cash flows                                     (6,707,755)        (15,597,754)
                                        ----------------------------------------------------------------------------
                                        Standardized Measure (before income
                                        taxes) of discounted future net cash
                                        flows                                        $ 10,351,389        $ 19,035,926
                                        ----------------------------------------------------------------------------

                                                               Kansas Properties

                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


                                        The Standardized Measure of discounted
                                        future net cash flows is based on the
                                        following oil and gas prices at December
                                        31, 1997 and 1996:

                                                                                             1997               1996
                                        ----------------------------------------------------------------------------
                                        Oil (per Bbl)                                      $16.48             $22.70
                                        Gas (Mcf)                                            2.06               3.11
                                        ----------------------------------------------------------------------------
                                        The following table sets forth the
                                        changes in the Standardized Measure
                                        (before income taxes) during 1997 and
                                        1996:

                                                                                            1997                1996
                                        ----------------------------------------------------------------------------
                                        Standardized Measure (before
                                        income taxes), beginning of
                                        year                                         $19,035,926        $  7,195,410
                                        Sales, net of production costs
                                        and taxes                                     (1,223,128)         (1,232,223)
                                        Acquisition of proved reserves                         -           5,409,784
                                        Changes in prices and
                                        production costs                              (9,269,527)          6,936,079
                                        Interest factor - accretion of
                                        discount                                       1,903,593             719,541
                                        Changes in production rates
                                        and other                                        (95,475)              7,335
                                        ----------------------------------------------------------------------------
                                        Standardized Measure (before
                                        income taxes), end of year                   $10,351,389         $19,035,926
                                        ----------------------------------------------------------------------------


                               Tengasco, Inc. and
                              The Kansas Properties



--------------------------------------------------------------------------------
                                            Pro Forma Combined Statement of Loss
                                                    Year Ended December 31, 1997

                                                              Tengasco, Inc. and
                                                           The Kansas Properties

                                                                        Contents
--------------------------------------------------------------------------------

                  Financial Statement

                      Pro forma combined statement of loss (unaudited)         2

                      Notes to pro forma financial statement                 3-7

                                                              Tengasco, Inc. and
                                                           The Kansas Properties

                                Pro Forma Combined Statement of Loss (Unaudited)
                                                    Year Ended December 31, 1997

--------------------------------------------------------------------------------

                                                                      Kansas       Pro Forma               Pro Forma
                                              Tengasco, Inc.      Properties     Adjustments                Combined
    -----------------------------------------------------------------------------------------------------------------
    Revenues

       Oil                                   $                  $ 2,687,816  $                        $  2,687,816
                                                          -                               -
       Gas                                                -         742,513               -                742,513
    -----------------------------------------------------------------------------------------------------------------

    Total revenues                                        -       3,430,329               -              3,430,329
    -----------------------------------------------------------------------------------------------------------------

    Cost and expenses

       Production costs and taxes                     3,748       2,207,201               -              2,210,949
       Depletion, depreciation and
         amortization                                79,267               -         531,233                610,500
       General and administrative costs           1,535,841               -          40,000              1,575,841
       Interest expense                           1,885,448               -         174,533              2,059,981
       Public relations                             395,292               -               -                395,292
       Legal and accounting                         390,297               -               -                390,297
       Realized loss on sale of investments          80,677               -               -                 80,677
    -----------------------------------------------------------------------------------------------------------------

    Total costs and expenses                      4,370,570       2,207,201         745,766              7,323,537
    -----------------------------------------------------------------------------------------------------------------

    Net income (loss)                            (4,370,570)      1,223,128        (745,766)            (3,893,208)
    -----------------------------------------------------------------------------------------------------------------

    Basic and diluted loss per

    common share                                     $(0.71)                                                $(0.63)
    -----------------------------------------------------------------------------------------------------------------

                        See accompanying notes to pro forma financial statement.

                                                              Tengasco, Inc. and
                                                           The Kansas Properties

                                          Notes to Pro Forma Financial Statement
                                                                     (Unaudited)
--------------------------------------------------------------------------------


                                        The unaudited pro forma combined
                                        statement of loss for the year ended
                                        December 31, 1997 gives effect to the
                                        acquisition by Tengasco, Inc. of certain producing oil and gas properties located in the state of Kansas ("the Kansas Properties") as if the acquisition, accounted for as a purchase, had occurred on January 1, 1997. The pro forma information is based on the historical consolidated financial statements of Tengasco, Inc. and the historical statement of revenues and direct operating expenses of the Kansas Properties for the year ended December 31, 1997, after giving effect to the acquisition and the assumptions and adjustments in the accompanying notes to the pro forma financial statement.

                                        The pro forma financial statement has
                                        been prepared by Tengasco, Inc. based
                                        upon the historical statement of
                                        revenues and direct operating expenses
                                        of the Kansas Properties (included
                                        elsewhere in the Form 10-KSB). The pro
                                        forma financial statement may not be
                                        indicative of the results that actually
                                        would have occurred if the combination
                                        had been effective on the dates
                                        indicated or which may be obtained in
                                        the future. The pro forma financial
                                        statement should be read in conjunction
                                        with the audited consolidated financial
                                        statements of Tengasco, Inc. and the
                                        audited statement of revenues and direct operating expenses of the Kansas Properties.

Basis of Presentation                   Tengasco, Inc. follows the full cost
                                        method of accounting for oil and gas
                                        properties. Under this method, all
                                        productive and nonproductive costs
                                        incurred in connection with the
                                        acquisition of, exploration for and
                                        development of oil and gas reserves for
                                        each cost center are capitalized. The
                                        capitalized costs of oil and gas
                                        properties, plus estimated future
                                        development costs relating to proved
                                        reserves and estimated costs of plugging and abandonment, net of estimated salvage value, are amortized on the unit-of-production method based on total proved reserves.

                                        The capitalized oil and gas properties,
                                        less accumulated depletion, depreciation and amortization and related income taxes, are generally limited to an amount (the ceiling limitation) equal to the sum of: (a) the present value of estimated future net revenues computed by applying current prices in effect as of the balance sheet date to estimated future production of proved oil and gas reserves, less estimated future expenditures (based on current costs) to be incurred in developing and producing the

                                                              Tengasco, Inc. and
                                                           The Kansas Properties

                                          Notes to Pro Forma Financial Statement
                                                                     (Unaudited)
--------------------------------------------------------------------------------


                                        reserves using a discount factor of 10%
                                        and assuming continuation of existing
                                        economic conditions; and (b) the cost of investments in unevaluated properties excluded from the costs being amortized.

                                        The accompanying pro forma combined
                                        statement of loss for the year ended
                                        December 31, 1997 was prepared using the full cost method of accounting in conformity with generally accepted accounting principles.

Pro Forma Adjustments                   The following pro forma adjustments are
                                        made to reflect additional costs which
                                        would have been incurred by Tengasco,
                                        Inc. had the Kansas Properties been
                                        acquired as of January 1, 1997 and are
                                        reflected in the accompanying pro forma
                                        combined statement of loss for the year
                                        ended December 31, 1997:

                                                                                                                   Amount
                                              -----------------------------------------------------------------------------
                                              Additional depletion, depreciation and
                                                  amortization                                                   $531,233
                                              Interest expense on the acquisition note
                                                  payable                                                         174,533
                                              Additional general and administrative
                                                  expenses                                                         40,000

                                              -----------------------------------------------------------------------------
                                                                                                                 $745,766
                                              -----------------------------------------------------------------------------


Pro Forma Supplemental Oil and Gas      Pro Forma  Estimated  Combined
Information (Unaudited)                 Quantities  of Proved Oil and Gas
                                        Reserves (Unaudited)

                                        The pro forma combined reserve
                                        information presented below is based on
                                        the December 31, 1997 reserve reports
                                        prepared by Coburn Petroleum Engineering and Columbia Engineering, independent petroleum engineering firms. The January 1, 1997 information has been computed by adjusting the December 31, 1997 reserve reports for production and known purchases.

                                        The following table sets forth the
                                        combined net proved oil and gas reserves at December 31, 1997 and the pro forma changes in the combined net proved oil and gas reserves for the year then ended. Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids in which geological and

                                                              Tengasco, Inc. and
                                                           The Kansas Properties

                                          Notes to Pro Forma Financial Statement
                                                                     (Unaudited)
--------------------------------------------------------------------------------


                                        engineering data demonstrate with
                                        reasonable certainty to be recoverable
                                        in future years from known reservoirs
                                        under existing economic and operating
                                        conditions. The reserve information
                                        indicated below requires substantial
                                        judgment on the part of the reserve
                                        engineers, resulting in estimates which
                                        are not subject to precise
                                        determination. Accordingly, it is
                                        expected the estimates of reserves will
                                        change as future production and
                                        development information becomes
                                        available and revisions in these
                                        estimates could be significant.

                                                                                               Oil (Bbls)        Gas (Mcf)
                                               ----------------------------------------------------------------------------
                                               Proved reserves at January 1, 1997               2,127,548       25,575,163
                                               Discoveries and extensions                         198,065           75,476
                                               Revisions of previous estimates                   (101,565)      (4,679,460)
                                               Production                                        (141,535)        (353,558)
                                               ----------------------------------------------------------------------------

                                               Proved reserves at December 31, 1997             2,082,513       20,617,621
                                               ----------------------------------------------------------------------------


                                        Pro Forma Standardized Measure of
                                        Discounted Future Net Cash Flows
                                        (Unaudited)

                                        The following table sets forth the pro
                                        forma standardized measure of discounted future net cash flows from the combined proved oil and gas reserves of Tengasco, Inc. and the Kansas Properties at December 31, 1997 as if the acquisition of the Kansas Properties had occurred on January 1, 1997. The standardized measure of discounted future net cash flows does not purport to present the fair market value of the proved oil and gas reserves as this would require consideration of expected future economic and operating conditions, which are not taken into account in the calculation.

                                                              Tengasco, Inc. and
                                                           The Kansas Properties

                                          Notes to Pro Forma Financial Statement
                                                                     (Unaudited)
--------------------------------------------------------------------------------


                                                                                                                    Amount
                                               ----------------------------------------------------------------------------
                                               Future cash inflows                                            $ 87,493,504
                                               Future production costs and taxes                               (21,813,667)
                                               Future development costs                                         (2,873,550)
                                               Future income tax expenses                                      (12,918,485)
                                               ----------------------------------------------------------------------------

                                               Net cash flows                                                   49,887,802

                                               Discount at 10% for timing of cash flows                        (17,864,113)
                                               ----------------------------------------------------------------------------

                                               Discounted future net cash flows from
                                                  proved reserves                                             $ 32,023,689
                                               ----------------------------------------------------------------------------

                                              The following table sets forth the
                                              pro forma changes in the
                                              standardized measure of discounted
                                              future net cash flows from
                                              combined proved reserves during
                                              1997:

                                                                                                                    Amount
                                              -----------------------------------------------------------------------------

                                              Balance, January 1, 1997                                         $44,731,424
                                              Sales, net of production costs and taxes                          (1,219,380)
                                              Discoveries and extensions                                         1,984,106
                                              Changes in prices and production costs                           (22,910,339)
                                              Revisions of quantity estimates                                   (8,576,161)
                                              Changes in development costs                                       3,882,741
                                              Net change in income taxes                                         8,137,097
                                              Interest factor - accretion of discount                            6,038,403
                                              Changes in production rates and other                                (44,202)
                                              -----------------------------------------------------------------------------

                                              Balance, December 31, 1997                                       $32,023,689
                                              -----------------------------------------------------------------------------



                                              Estimated future net cash flows
                                              represent an estimate of future
                                              net revenues from the production
                                              of proved reserves using current
                                              sales prices, along with estimates
                                              of the operating costs, production
                                              taxes and future development and
                                              abandonment costs (less salvage
                                              value) necessary to produce such
                                              reserves. The average prices used
                                              at December 31, 1997 were $16.53
                                              per barrel of oil and $2.57 per
                                              mcf of gas. No deduction has been
                                              made for depletion, depreciation
                                              and amortization or any indirect
                                              costs such as general corporate
                                              overhead or interest expense.

                                                              Tengasco, Inc. and
                                                           The Kansas Properties

                                          Notes to Pro Forma Financial Statement
                                                                     (Unaudited)
--------------------------------------------------------------------------------

                                              Operating costs and production
                                              taxes are estimated based on
                                              current costs with respect to
                                              producing oil and gas properties.
                                              Future development costs are based
                                              on the best estimate of such costs
                                              assuming current economic and
                                              operating conditions.

                                              Income tax expense is computed
                                              based on applying the appropriate
                                              statutory tax rate to the excess
                                              of future net cash flows less
                                              future production and development
                                              costs over the tax basis of the
                                              properties involved, less
                                              applicable carryforwards, for both
                                              regular and alternative minimum
                                              tax.

                                              The future net revenue information
                                              assumes no escalation of costs or
                                              prices, except to gas sales made
                                              under terms of contracts which
                                              include fixed and determinable
                                              escalation. Future costs and
                                              prices could significantly vary
                                              from current amounts and,
                                              accordingly, revisions in the
                                              future could be significant.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

               Item 24 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  Section 48-18-502 of the Tennessee Business Corporation Act (the "Act") authorizes a Tennessee corporation to indemnify any director against liability incurred in a legal proceeding if (i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that his or her conduct was in the best interest of the company or, if the conduct was not undertaken in his or her official capacity, that it was not opposed to the company's best interests. In the case of a criminal proceeding, the director must have had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director under Section 48-18-502 in connection with a proceeding "by or in the right of the corporation in which the director was adjudged liable to the corporation" or in connection with any other proceeding charging improper personal benefit to him or her, in which he or she was adjudged liable on the basis that he or she improperly received a personal benefit.

                  Unless limited by its charter, Section 48-18-503 of the Act requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because of his or her role as director against reasonable expenses incurred in connection with the proceeding. The Company's charter does not provide any limitations on this right of indemnification.

                  Pursuant to Section 48-18-504 of the Act, the Company may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a statement of the director's good faith belief that he or she has met the standard of conduct described in Section 48-18-502.

                  Section 48-18-505 permits a court, upon application of a director, to order indemnification if it determines that the director is entitled to mandatory indemnification under Section 48-18-503 or that he or she is fairly and reasonably entitled to indemnification, whether or not he or she met the standards set forth in Section 48-18-502.

                  Section 48-18-506 limits indemnification under Section 48-18-502 to situations in which either (i) the majority of a disinterested quorum of directors; (ii) independent special legal counsel; or (iii) the stockholders determine that indemnification is proper under the circumstances.

                  Unless the corporate charter provides otherwise, Section 48-18-507 extends the rights to indemnification and advancement of expenses to officers, employees and agents. The Company's corporate charter does not provide for any limitations on these rights of indemnification.

                  Regardless of whether a director, officer, employee or agent has the right to indemnity under Section 48-18-502 or Section 48-18-503, Section 48-18-508 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

                  Section 48-18-509 provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors; however, no indemnification may be made where a final adjudication adverse to the director establishes his or her liability for breach of the duty of loyalty to the corporation or its stockholders or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

                  The Company is seeking bids from insurance companies to provide Directors' and Executive Officers' Insurance, and has adopted the provisions of the Act.

              ITEM 25 - OTHER EXPENSES OF ISSUANCE and DISTRIBUTION

                  The following table sets forth the estimated costs and expenses to be borne by the Company in connection with the Offering described in the Registration Statement other than underwriting commissions and discounts.

Registration Fee                                     $ 3,268.58
Legal Fees and Expenses                              $25,000.00
Accounting Fees and Expenses                         $15,000.00
Printing Expenses                                    $   500.00
Consulting Fee                                       $   500.00
Miscellaneous Expense                                $ 1,000.00
                                                     ----------

                  Total                              $45,268.58

                ITEM 26 - RECENT SALES OF UNREGISTERED SECURITIES

                  The following table provides information with respect to the sale of all "unregistered" and "restricted" securities sold by the Company during the past three years, which were not registered under the 1933 Act:

Common Stock

                                              Number
                                  Date          Of       Aggregate
Name of Owner                   Acquired      Shares    Consideration

Arzonetti, Walter C.            4/22/97       88,493               2

Brockman, Jeff                  7/29/96       10,000               2
                                8/29/96       62,329               2

Carter, Robert M.               6/15/96       15,671               2
                                8/26/96        2,000               2
                                6/30/97        7,329               2

DeMunnik, Jeffrey               5/29/96       16,664               2
                                3/15/97        4,000               2

Grabill, Kelly S.               7/29/96       12,500               2

Harding, Neil                   5/21/97      100,000               3

Industrial Resources            3/29/96       76,557               1
Corporation                     4/10/96       87,709               1

Estate of Raymond E. Johnson     4/3/96       10,000               2

Johnson, Mike                   3/26/96       10,000               2

Manhoff, Charles, N.            4/10/96       88,356               2

Mattei, Joseph B.               4/19/96       37,000               2

McCown, Michael                 6/30/97       50,000               2

Moffett, William A.             4/23/96       37,397               2
                                6/25/97       72,603               2

Ratliff, Russell                3/29/96       37,534               2

Sweeney, Allen                 12/31/96       33,151               2

Walter, James C.                3/22/96       35,616               2

Adams, Stanley & Sharon E.     10/15/97        6,000       53,580.00

Adams, Stanley & Sharon E.     05/04/98       10,000       71,300.00

Angle, Noriko T.               10/10/97        5,714       50,000.00

Arkwright, Richard T.          11/04/97       10,989       99,999.90

Astuto, Angelo                 04/22/98          500        3,590.00

Astuto, Laura J.               04/22/98          500        3,590.00

Bailey, Gurvin & Margaret      09/25/97        4,500       36,225.00

Blaker, Barbara & Lloyd        12/26/97        1,120       10,000.00

Bonham, Elizabeth D.           12/19/97        5,952       50,000.00

Borger, Jeannie                10/15/97          224        2,000.32

Buck, Frank S. & Martha J.     10/22/97        5,000       47,250.00

Burklow, Jim                   06/15/98        1,000        7,780.00

Burleson, Elizabeth E.,        09/15/97          500        3,895.00
Rev. Tr DTD 5/6/93

Cajigas, Arthur & Hidako       05/21/98        1,143       10,000.00

Carter, Daryl M.               07/02/98        1,500       10,500.00

Carter, Maury L.               07/02/98        3,500       24,500.00

Carvajah, Rose Marie           09/01/98          250        1,750.00

Casillas, Arcadio & Renate     11/19/97        9,685       99,997.63

Cates, Dennis                  10/14/97        7,000       58,800.00

Chandler, Robert A.            11/13/97          500        4,945.00

Dale, John D., Jr.             12/10/97        4,682       50,000.00

Day, Christopher               08/22/97          482        2,966.11
Egger and Company              10/28/97      202,380    1,700,000.00

Eisert, Anthony & Marie        02/25/98        2,857       20,000.00

Emory Clinic Profit Sharing    11/06/97        2,646       25,004.70
Plan FBO William J. Casarella

Ershek, John                   11/03/97        5,000       41,100.00

Esrick, Ralph Trust            03/10/98        1,000        7,170.00

Evans, William                   9/5/96       12,121      100,000.00

Fortune Hunters Investment     10/09/97          201        1,759.00
Club

French, Peter & Grace          12/09/97        2,267       25,000.00

Fujii, Daisuke                 06/01/98        1,406       10,000.00

Fujita, Eiji                   05/18/98       21,097      150,000.00

Funk, Frederick                10/20/97        2,158       20,000.00

Funk, Sharon                   10/15/97        5,599       49,999.07

Gerding, Daniel J.             11/21/97        1,000        9,890.00

Gerding, James A.              08/26/97       20,000      140,000.00

Gerding, Scott J.              12/09/97        1,000        9,890.00

Gillis, Terry                  11/06/97        2,667       24,989.79

Gillis, Terry                  11/14/97        1,465       15,001.60

Gillis, Wayne H.               08/26/97       14,286      100,000.00

Giresi, Mary E.                 4/22/98        2,000       14,360.00

Gray, Edward W.T.              08/22/97       80,515      500,000.00

Greene, Daryl, IRA R/O UTA     10/13/97        5,000       42,000.00
Charles Schwab & Co., Inc.

Habbersett, Edith T., TTEE     11/18/97        1,500      16,020.00

Habbersett, William C.         08/27/97        2,197      15,005.51
TTEE TR 9/1/94

Habbersett, William C.         09/24/97        1,500      11,550.00
TTEE UTD 9/1/94

Habbersett, William C.         11/14/97        1,000      10,240.00
TTEE UTD 9/1/94

Habbersett, William C.         01/05/98        2,303      21,970.62
TTEE UTD 9/1/94

Hamac & Co., TTEE              11/05/97       10,582      99,999.90
Marillyn Himes Riviere TR

Hampton, Earl                  09/24/97          500       3,850.00

Harbert, Bill L.               10/10/97       34,286     300,002.50

Harbert, Bill L.               04/30/98       40,000     262,800.00

Harbert, Bill L.               06/11/98       75,414     497,441.00

Harbert, Bill L.               10/22/98      150,200     488,150.00

Harris, Rona                   09/01/98          500       3,500.00

Honeycutt, Robert M.           10/15/97          100         893.00

Honeycutt, Robert M.           04/16/98          100         639.00

Houser, Janice                 01/21/98        3,008      20,000.00

Huang, Diedre A.               11/06/97        5,336      49,998.32

Huang, Peter C.R.              11/06/97       16,008     149,994.96

Haung, Stephen                 11/06/97        5,336      49,998.32

Hut, Robert A.                 12/03/97        4,682      50,000.00

Donald Janda                     9/5/96        2,131      17,580.00

Robert Janda                     9/5/96       22,730     187,520.00

Jones Investment Co.           12/04/97        6,000      50,400.00

Jones, Michael J.              10/14/97        2,200      20,020.00

Jones, Ronald M.               10/28/97        1,500      12,600.00

Jungman, Paul Claude           10/15/97          500       5,000.80

Kail, Wilbert L.               09/02/97        1,000       6,650.00

Kamer, John P.                 09/22/97          400       2,976.00

Keller, James & Shirley        05/04/98        4,000      28,520.00

Keyser, Frank & Mims,          12/09/97          443       4,500.00
Catherine

Kiryu, Hironori                05/26/98        1,406      10,000.00

Kitaoka, Yukiko                07/31/98        1,429      10,000.00

Knott, Patricia                10/24/97          500       4,550.00

Kobayashi, Shungo              07/02/98        1,429      10,000.00

Koshi, Junichiro               05/18/98        2,628      20,000.00

Kourkoumelis, James M.         10/21/97          500       4,815.00

L'Hussier, Harold R.           10/17/97        1,406      15,002.02

L'Hussier, Harold              03/03/08        1,594      11,715.90

Lange, Robert A.               10/10/97        1,500      13,345.00

Lautzenhiser, Stephen          08/19/97          800       4,832.00

Leonard, William Curtis        11/07/97          216       2,004.00

Malone, Michael & Kimberly     12/09/97           49         500.00

McCarty, Billy E. & Carol J.   12/09/97           99       1,000.00

Mertins, Janelle               01/21/98       10,000      77,500.00

Miller, William F., Jr.        10/10/97        3,000      26,250.00

Milligan, Shirley,             09/30/97          300       2,415.00
TTEE TR UA 7/3/90

Mintzer, Dorothy               09/01/98          500       3,500.00

Mobarak, Heather L.            02/12/98          500       4,000.00

Moor, John                     05/04/98        1,000       7,130.00

Morita, Shegemi                04/10/98        7,400      37,000.00

Mori, Masahiko                 05/28/98        7,032      50,000.00

MSP Enterprises                12/09/97          500       5,515.00

Myers, Garry D.                12/31/97        1,344      12,000.00

Nagashima, Tsuyoshi            07/22/98        1,429      10,000.00

Nevin, Micah Cole              11/06/97          100         945.00

Nikovits, John L.              04/22/98        1,000       7,180.00

Nishimura, Joseph Y.           12/16/97        5,192      50,000.00

Nishiwaki, Nick S.             10/23/97       21,978     200,000.00

Padron, Ramon                  05/13/98        1,000       7,350.00

Pichiarella, Lawrence S.       12/08/97          100       1,103.00

Pichiarella, Lawrence S.       12/11/97          200       1,960.00

Pichiarella, Lawrence S.       12/17/97          100         840.00

Presnell, Joe                  11/14/97        2,000      20,480.00

Presnell, Joe & Alma           12/08/97        1,000      11,030.00

Presnell, Joe                  02/25/98        1,000       6,650.00

Presnell, Joe                  04/28/98        1,000       6,430.00

Presnell, Joe                  06/15/98        1,000       7,000.00

Pych, Barbara M.               04/22/98        1,000       7,180.00

Pych, Cynthia M.               04/24/98        2,000      14,360.00

Pych, Gregory L.               04/22/98        2,000      14,360.00

Pych, Joseph                   04/22/98        1,250       8,975.00

Pych, Joseph R.                04/22/98        1,000       7,180.00

Pych, Robert F.                04/22/98        1,000       7,180.00

Regions Bank, TTEE for the     10/10/97        5,656      49,999.99
Bobby P. Lemay Directed IRA

Reventlow, Richard H.          11/06/97       10,989      99,999.90

Rich Energy, Inc.              12/09/97          700       6,370.00

Scott, Donald L.               10/14/97        2,220      20.020.00

Scott, Randall L.              10/14/97        2,220      20,020.00

Seevers, Larry                 03/10/98        1,504      10,000.00

Sherbal, Rose                  09/01/98          500       3,500.00

Silva, Anthony                 01/26/99       20,000     100,000.00

Silva, Anthony                 03/08/99       22,300     100,350.00

Smithers, Charles F., Jr.      02/12/98        6,250      50,000.00

Spoonbill, Inc.                10/23/97      178,024   1,619,949.00

Spoonbill, Inc.                01/29/98       50,000     350,000.00

Spoonbill, Inc.                09/02/98       50,000     250,000.00

Spoonbill, Inc.                01/06/99      140,000     700,000.00

Stanley, David G, TTEE.        12/08/98        5,000      23,750.00

Stanley, Robert J.             10/10/97       11,313     100,006.92

STEP, Inc.                     10/22/97        2,000      18,200.00

Stern, William TTEE              4/7/98       10,000      70,000.00

Stern, William TTEE              4/9/98        5,000      35,000.00

Steuer, Joseph Jr.             08/19/97        1,703       9,996.61

Stewart S. Kent, TTEE,         10/23/97        2,500      22,550.00
UA/TR Dtd 12/29/88

Strickland, Thomas, Jr.        08/26/97          200       1,174.00

Synap Corp.                    05/29/98        9,143      80,000.00

Thomson, Charles A.            10/29/97        2,000      15,400.00

Thurman, Shawn Lee             08/26/97          219       1,495.00

Ueshima, Takeshi               02/05/98        6,494      50,000.00

Ura, Yukari                    06/02/98        1,406      10,000.00

Uy, Camilo                     12/11/97        2,500      25,000.00

Viam Charitable & Edu.         10/21/97       11,905     100,000.00
Foundation, Inc.

Vickers, T. Owen               10/09/97        7,584      64,994.88

Warhaft, Terri                 09/01/98          500       3,500.00

Watson, W.N.                   11/06/97          534       5,003.58

Weeks, Everette J.             03/10/98          500       3,590.00

Welden, William Edgar, Jr.     11/11/97          506       5,000.00

Welden, William Edgar, Sr.     11/11/97        2,528      25,000.00

Widmer, Edward J.              12/31/97          500       4,465.00

Wilson, Henry A.               11/03/97          585       5,019.30

Yoshida, Teruni                07/31/98        1,429      10,000.00


TOTAL                                      1,492,893  10,584,623.92



Series A 8% Cumulative Convertible Preferred Stock ($100.00 per share)

                                             Number
                                 Date          Of             Aggregate
Name of Owner                  Acquired      Shares        Consideration
-------------                  --------      ------        -------------
Harding, Neal                   10/30/98     2,950               4
Cipponeri, Jerome               10/30/98       500               5
Kenny, Vernon & Rosemary        10/30/98     1,300               5
Gorman, Robert & Anne           10/30/98     1,000               5

Cregan, John D.                 10/30/98       500          $ 50,000.00
Stern, William M., TTEE         10/30/98       750            75,000.00
Hall, Kelly                     12/30/98     1,000           100,000.00

     1 Issued in consideration of the cancellation of debt owed by the Company to IRC. See, "Description of Business" - "Business Development" above.

     2 Issued pursuant to Stock Option Agreements adopted by the Board of Directors granting these persons an option to purchase "unregistered" and "restricted" shares of the Company's common stock at a price of $0.275 per share.

     3 Issued as consideration for the granting of a loan in the amount of $1,000,000.


     4 Issued as partial payment of a loan made to Company in 1997 by Harding. See,"Certain Relationships and Related Transactions - Transactions with Management and Others"

     5 Issued as partial payment of loans made to the Company in July 1998 by the above shareholders. See, "Certain Relationships and Related Transactions - Transactions with Management and Others"

                  Management believes that all of the foregoing persons were either "accredited investors" as that term is defined under applicable federal and state securities laws, rules and regulations, or were persons who by virtue of background, education and experience who could accurately evaluate the risks and merits attendant to an investment in the securities of the Company. Further, all such persons were provided with access to all material information regarding the Company, prior to the offer or sale of these securities, and each had an opportunity to ask of and receive answers from directors, executive officers, attorneys and accountants for the Company. The offers and sales of the foregoing securities are believed to have been exempt from the registration requirements of Section 5 of the 1933 Act, as amended, pursuant to Section 4(2) thereof, and from similar state securities laws, rules and regulations covering the offer and sale of securities by available state exemptions from such registration.

                               ITEM 27 - EXHIBITS

                  The following exhibits are filed as a part of this Registration Statement:

   Number                           Description

     2.1 Plan of Acquisition. Agreement dated December 18,1997 between AFG Energy, Inc. and Tengasco, Inc. regarding sale of assets of AFG Energy, Inc.

     3.1       Initial Articles of Incorporation

     3.2       Bylaws

     3.3       Articles of Amendment dated April 12, 1966

     3.4       Articles of Amendment dated July 12, 1984

     3.5       Articles of Amendment dated December 18, 1991

     3.6       Articles of Amendment dated September 11, 1992

     3.7 Articles of Incorporation of the Tennessee wholly-owned subsidiary **

     3.8 Articles of Merger and Plan of Merger (taking into account the formation of the Tennessee wholly-owned subsidiary for the purpose of changing the Company's domicile and effecting reverse split) changing the Company's domicile and effecting reverse split)

     3.9       Amendment to the Corporate Charter dated June 24, 1998

     3.10      Amendment to the Corporate Charter dated October 30, 1998

     5.1       Opinion of Robson & Miller, LLP

     10.1(a)   Purchase Agreement with IRC

     10.1(b)   Amendment to Purchase Agreement with IRC

     10.1(c)   General Bill of Sale and Promissory Note

     10.2(a)   Compensation Agreement - M. E. Ratliff

     10.2(b)   Compensation Agreement - Jeffrey D. Jenson

     10.2(c)   Compensation Agreement - Leonard W. Burningham, Esq.

     10.3 Agreement with The Natural Gas Utility District of Hawkins County, Tennessee

     10.4      Agreement with Powell Valley Electric Cooperative, Inc.

     10.5      Agreement with Enserch Energy Services, Inc.

     10.6 Teaming Agreement between Operations Management International, Inc. and Tengasco, Inc. dated March 12, 1997

     10.7 Agreement for Transition Services between Operations Management International, Inc. and Tengasco, Inc. regarding the East Tennessee Technology Park

     16.1 Letter of David T. Thomson, CPA, Regarding Change in Certifying Accountant

     16.2 Letter of Charles M. Stivers, CPA, Regarding Change in Certifying Accountant

     16.3 Letter of Price-Bednar, LLP, CPA, Regarding Change in Certifying Accountant

     23.1      Consent of Charles M. Stivers, CPA

     23.2      Consent of David T. Thomson, CPA

     23.3      Consent of BDO Seidman, LLP

     23.4      Consent of Robson & Miller, LLP

     23.5      Consent of Coburn Petroleum Engineering Co.

     23.6      Consent of Columbia Engineering, Inc.

     99.1      Beech Creek Lease Schedule

     99.2      Wildcat Lease Schedule

     99.3      Burning Springs Lease Schedule

     99.4      Fentress County Lease Schedule

     99.5      Swan Creek Lease Schedule

     99.6      Alabama Lease Schedule

     99.7      Coburn Engineering Report

     99.8 Coburn Engineering Report dated February 18, 1997 (Paper copy filed on Form SE pursuant to continuing hardship granted by Office of EDGAR Policy)

     99.9 Columbia Engineering Report dated March 2, 1997 (Paper copy filed on Form SE pursuant to continuing hardship granted by Office of EDGAR Policy)

     99.10 Coburn Engineering Report dated February 9, 1999 (Paper copy filed on Form SE pursuant to continuing hardship granted by Office of EDGAR Policy)

     99.11 Columbia Engineering Report dated February 20, 1999 (Paper copy filed on Form SE pursuant to continuing hardship granted by Office of EDGAR Policy)

         * Summaries of all exhibits contained within this Registration Statement are modified in their entirety by reference to these Exhibits.

        ** These are form documents much of which are substantially handwritten and may be illegible. The best available copy thereof has been filed with the Commission and copies may be obtained from the principal executive offices of the Company at no charge.

                             ITEM 28 - UNDERTAKINGS

                  The Company hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to the Registration Statement to:

                                    (i) Include any prospectus required by
Section 10(a)(3) of the Act;

                                    (ii) Reflect in the Prospectus any facts or
events which individually or together represent a fundamental change in the information in the Registration Statement; and

                                    (iii) Include any additional or changed
material information on the plan of distribution.

                           (2) That, for the purpose of determining any
liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                           (3) File a post-effective amendment to remove from
registration any of the securities that remain unsold at the end of the offering.

                  The Company hereby undertakes:

                           (1) For determining any liability under the Act,
treat the information omitted from the form prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(n) under the Act as part of the Registration Statement as of the time the Commission declared it effective.

                           (2) For determining liability under the Act, treat
each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities as that time as the initial bona fide offering of those securities.

                  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defenses of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form SB-2 and authorized this registration statement on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee on the 21st day of April, 1999.

                                 Tengasco, Inc.

                                 By: s/Malcolm E. Ratliff
                                     -------------------------------------------
                                     Malcolm E. Ratliff
                                     Chief Executive Officer

                  In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                  Title                     Date

s/Malcolm E.  Ratliff      Director; Chief           April 21, 1999
------------------------   Executive Officer
Malcolm E. Ratliff


s/Allen H. Sweeney         Chairman of the Board     April 21, 1999
------------------------   of Directors
Allen H. Sweeney


s/Joseph Earl Armstrong    Director                  April 21, 1999
------------------------
Joseph Earl Armstrong


s/John L. Kidde            Director                  April 21, 1999
------------------------
John L. Kidde


s/James B. Kreamer         Director                  April 21, 1999
------------------------
James B. Kreamer

s/William A. Moffett       Director                  April 21, 1999
------------------------
William A. Moffett
s/Shigemi Morita           Director                  April 21, 1999
------------------------
Shigemi Morita


s/Robert M. Carter         President                 April 21, 1999
------------------------
Robert M. Carter


s/Mark A. Ruth             Principal Financial       April 14, 1999
------------------------   and Accounting
Mark A. Ruth               Officer

s/Sheila F. Sloan          Treasurer                 April 21, 1999
------------------------
Sheila F. Sloan


s/Elizabeth Wendelken      Secretary                 April 21, 1999
------------------------
Elizabeth Wendelken